Exhibit 10.2

AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 14, 2018 (this “Amendment”), is among:

(a)                                 Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”),

(b)                                 Ferrellgas, L.P., a Delaware limited partnership (“Ferrellgas”), as initial Servicer (the initial Servicer together with Seller, the “Seller Parties” and each a “Seller Party”),

(c)                                  Wells Fargo Bank, N.A., individually (“Wells” or a “Purchaser”),

(d)                                 Fifth Third Bank, individually (“Fifth Third” or a “Purchaser”) and as a co-agent (a “Co-Agent”),

(e)                                  PNC Bank, National Association, individually (“PNC” or a “Purchaser”) and as a co-agent (a “Co-Agent”), and

(f)                                   Wells, as administrative agent for the Purchasers (hereinafter defined) (together with its successors and assigns, the “Administrative Agent” and, together with the Co-Agents, the “Agents”).

PRELIMINARY STATEMENTS

A.                                    The Seller Parties, the Purchasers and the Agents are party to that certain Receivables Purchase Agreement dated as of January 19, 2012 (as amended or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Purchase Agreement).

B.                                    The Seller Parties have requested that the Purchasers and the Agents agree to amend the Purchase Agreement as set forth in Section 1 below.

C.                                    The parties are willing to agree to the requested amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby further agree as follows:

Section 1.                                          Amendments.

1.1.                            Amendments to the Purchase Agreement.  The Purchase Agreement is amended in accordance with Exhibit A hereto (a) by deleting each term thereof which is lined out and (b) by inserting each term thereof which is double underlined, in each case in the place where such term appears therein.  For the avoidance of doubt, notwithstanding anything to the contrary contained in any prior amendment or amendments to the Purchase Agreement, the Purchase Agreement set forth in Exhibit A hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the Purchase Agreement as of the date hereof.

1.2.                            Effect of Amendments.  Except as specifically amended hereby, the Purchase Agreement and all exhibits and schedules attached thereto shall remain in full force and effect.  This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment to the Purchase Agreement and the exhibits and schedules attached thereto to the extent set forth herein.

Section 2.                                           Representations and Warranties.  Each Seller Party hereby represents and warrants to the Investor Parties, as to itself, as of the date hereof that:

2.1.                            Current Representation and Warranty.  The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within its organizational powers and authority and have been duly authorized by all necessary action on its part.  This Amendment has been duly executed and delivered by such Seller Party.

2.2.                            Existing Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of such Seller Party contained in Article V of the Purchase Agreement shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

Section 3.                                           Conditions Precedent.  This Amendment shall become effective as of the date specified in the preamble hereto the “Effective Date”) upon satisfaction of each of the following conditions precedent:

3.1.                            Assignment.  SunTrust Bank shall have assigned all of its rights and obligations under the Purchase Agreement and related Transaction Documents to PNC;

3.2.                            Closing Documents.  The Administrative Agent shall have received: (i) counterparts hereof, duly executed by each of the parties hereto, and (ii) counterparts of each of the other documents listed on Exhibit B hereto in form reasonably acceptable to the Investor Parties and duly executed by each of the parties thereto;

3.3.                            Payment of Upfront Fees.  Each of the Investor Parties shall have received payment of all fees required to be paid on the date hereof pursuant to the Fee Letters;

3.4.                            Credit Agreement Closing.  The Credit Agreement shall be in form reasonably acceptable to the Investor Parties, shall have been duly executed by the parties thereto, and all conditions precedent to its effectiveness shall have been satisfied or waived; and

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3.5.                            Re-balancing Outstandings.  On the Effective Date, promptly after satisfaction of each of the conditions precedent set forth in Sections 3.1 to 3.4 above, the parties shall make the wire transfers detailed on the funds flow attached as Exhibit C hereto.

Section 4.                                           Miscellaneous.

4.1.                            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

4.2.                            Submission to Jurisdiction.  EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE PURCHASE AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

4.3.                            Waiver of Right to Jury Trial.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE PURCHASE AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

4.4.                            Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.5.                            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Any executed counterpart of this Amendment that is delivered by facsimile or electronic mail message attaching a .PDF or other image of such executed counterpart shall,

Ferrellgas RPA Amendment No. 7

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to the fullest extent permitted by applicable law, have the same force and effect as an original of such executed counterpart.

4.6.                            Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.7.                            Legal Fees.  The Seller agrees to pay all reasonable fees and disbursements of Barnes & Thornburg LLP in connection with the preparation and
Closing of this Amendment within 30 days after the Seller has received an invoice therefor.

4.8.                            Authorization of Administrative Agent.  Each of the Investor Parties hereby consents to the terms of Amendment No.1 to the Amended and Restated Receivable Sale Agreement and the Intercreditor Agreement, each dated as of the date hereof, and authorizes the Administrative Agent to enter into the Intercreditor Agreement on behalf of the Investor Parties.

4.9.                            Release of Claims.  To induce the Investor Parties to agree to the terms of this Amendment, each of the Seller Parties hereby (i) represents and warrants that as of the date of this Amendment there are no claims or offsets against or defenses or counterclaims to its obligations under the Transaction Documents, and waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date of this Amendment and (ii) releases and forever discharges the Seller Parties, together with their parents, subsidiaries, affiliates, employees, agents, attorneys, officers, and directors (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Transaction Documents, including but not limited to claims of usury (although no such claims are known to exist) (all of the foregoing hereinafter called the “Released Matters”).  Each of the Seller Parties acknowledges that the agreements in this Section 4.8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each of the Seller Parties understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.  Each of the Seller Parties agrees that no fact, event, circumstance, evidence, or transaction that could now be asserted or that may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

<Signature pages follow>

Ferrellgas RPA Amendment No. 7

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	Senior Vice President and
Chief Financial Officer

FERRELLGAS, L.P.

BY:  FERRELLGAS, INC., ITS GENERAL PARTNER

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	Senior Vice President and
Chief Financial Officer

Ferrellgas RPA Amendment No. 7

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WELLS FARGO BANK, N.A.,

Individually as a Purchaser, as LC Issuer and as Administrative Agent

By:	/s/ Patrick McConnell
Name:	Patrick McConnell
Title:	Director

Ferrellgas RPA Amendment No. 7

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PNC BANK, NATIONAL ASSOCIATION,

Individually as a Purchaser and, until this Amendment becomes effective, as a Co-Agent

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Ferrellgas RPA Amendment No. 7

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FIFTH THIRD BANK, individually as a Purchaser and, until this Amendment becomes effective, as a Co-Agent

By:	/s/ Andrew D. Jones
Name:	Andrew D. Jones
Title:	Director

Ferrellgas RPA Amendment No. 7

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Exhibit A

[See attached redlined version of the Receivables Purchase Agreement]

Ferrellgas RPA Amendment No. 7

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~~Conformed to Reflect Amendments 1-6~~

EXHIBIT A TO AMENDMENT NO. 7¶

¶

¶

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF JANUARY 19, 2012

AMONG

FERRELLGAS RECEIVABLES, LLC, AS SELLER,

FERRELLGAS, L.P., AS SERVICER,

THE PURCHASERS FROM TIME TO TIME PARTY HERETO,
~~¶~~

~~FIFTH THIRD BANK AND SUNTRUST BANK, AS CO-AGENTS~~

AND

WELLS FARGO BANK, N.A., AS LC ISSUER AND ADMINISTRATIVE AGENT

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE ARRANGEMENTS		2

SECTION 1.1.	PURCHASE FACILITY~~.~~; REDUCTION IN PURCHASE LIMIT	2
SECTION 1.2.	INCREASES	2
SECTION 1.3.	DECREASES	~~3~~4
SECTION 1.4.	FUNDING AND PAYDOWN SETTLEMENTS	4
SECTION 1.5.	OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF PURCHASERS’ RIGHTS	6
SECTION 1.6.	PAYMENT REQUIREMENTS	~~6~~7
SECTION 1.7.	PURCHASE ACCOUNT	7

ARTICLE II ~~PAYMENTS AND COLLECTIONS~~		~~7~~
LETTER OF CREDIT SUBFACILITY		8¶

SECTION 2.1.	LETTERS OF CREDIT	8¶
SECTION 2.2.	LC APPLICATIONS	8¶
SECTION 2.3.	NOTICE OF DISBURSEMENT; REIMBURSEMENT BY THE SELLER	8¶
SECTION 2.4.	OBLIGATIONS ABSOLUTE	10¶
SECTION 2.5.	ACTIONS OF LC ISSUER	10¶
SECTION 2.6.	RISK PARTICIPATIONS	11¶
SECTION 2.7.	FEES AND LC FEES	12¶
SECTION 2.8.	LETTER OF CREDIT COLLATERAL ACCOUNT	12¶

ARTICLE III PAYMENTS AND COLLECTIONS		12

SECTION ~~2.1.~~3.1. MONTHLY PAYMENT DATES		~~7~~12
SECTION ~~2.2.~~3.2. REINVESTMENT PROCEDURES		~~8~~12
SECTION ~~2.3.~~3.3. LIQUIDATION SETTLEMENT PROCEDURES		~~8~~13
SECTION ~~2.4.~~3.4. PAYMENT RESCISSION		~~9~~14
SECTION ~~2.5.~~	~~MAXIMUM PURCHASER INTERESTS~~3.5. CLEAN-UP NOTICE	14~~¶~~
~~SECTION 2.6.~~	~~CLEAN-UP CALL~~	~~9¶~~

~~ARTICLE III [RESERVED]~~		~~9~~

ARTICLE IV ~~PURCHASER FUNDING9~~YIELD		14

SECTION 4.1.	~~PURCHASER FUNDING9~~YIELD	14
SECTION 4.2.	YIELD PAYMENTS	~~10~~14
SECTION 4.3.	SUSPENSION OF LMIR	~~10~~14

i

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~10~~15

SECTION 5.1.	REPRESENTATIONS AND WARRANTIES OF THE SELLER ~~10~~ PARTIES	15
(a)	Existence and Power	~~10~~15
(b)	Power and Authority; Due Authorization, Execution and Delivery	~~10~~15
(c)	No Conflict	~~11~~15
(d)	Governmental Authorization	~~11~~16
(e)	Actions, Suits	~~11~~16
(f)	Binding Effect	~~11~~16
(g)	Accuracy of Information	~~11~~16
(h)	Use of Proceeds	~~12~~16
(i)	Good Title	~~12~~17
(j)	Perfection	~~12~~17
(k)	Places of Business and Locations of Records	~~12~~17
(l)	Collections	~~12~~17
(m)	Material Adverse Effect	~~12~~17
(n)	Names	~~13~~18
(o)	Ownership of Seller	~~13~~18
(p)	Not a Regulated Entity	~~13~~18
(q)	Compliance with Law	~~13~~18
(r)	Compliance with Credit and Collection Policy	~~13~~18
(s)	Payments to the Applicable Originator	~~13~~18
(t)	Enforceability of Contracts	~~13~~19
(u)	Eligible Receivables	~~14~~19
(v)	~~Net Receivables Balance14~~Investment Excess	19
(w)	Accounting	~~14~~19¶
(x)	Collection Accounts	19¶
(y)	Disregarded Entity	19¶
(z)	Liquidity Coverage Ratio. Seller has not issued, and will not during this Agreement issue, any LCR Security	19¶
(aa)	Anti-Terrorism Laws	19¶
(bb)	Employee Benefit Plans	20¶
(cc)	Solvency	20

ARTICLE VI CONDITIONS OF PURCHASES		~~14~~20

SECTION 6.1.	CONDITIONS PRECEDENT	~~14~~20
SECTION 6.2.	CONDITIONS PRECEDENT TO ALL ~~PURCHASES AND REINVESTMENTS~~	~~14~~
CREDIT EVENTS		20

ARTICLE VII COVENANTS		~~15~~22

SECTION 7.1.	FINANCIAL REPORTING	~~15~~22
(a)	Annual Financial Statements ~~15~~ of Seller	22
(b)	~~Quarterly Financial Statements15~~ Financial Statements and Other Items Delivered under Credit Agreement	22
(c)	~~Receivable Sale Agreement Financial Statements15~~Other Information	22~~¶~~

~~(D)~~	~~Credit Agreement Financial Statements~~	~~16~~¶

SECTION 7.2.	CERTIFICATES~~; OTHER INFORMATION~~	~~16~~ 22
(a)	Receivable Sale Agreement Certificates	~~16~~22
(b)	Compliance Certificates	~~16~~22
SECTION 7.3.	NOTICES	~~16~~22
SECTION 7.4.	COMPLIANCE WITH LAWS	~~17~~23
SECTION 7.5.	PRESERVATION OF EXISTENCE, ETC.	~~17~~24
SECTION 7.6.	PAYMENT OF OBLIGATIONS	~~17~~24
SECTION 7.7.	AUDITS	~~18~~25
SECTION 7.8.	KEEPING OF RECORDS AND BOOKS	~~18~~25
SECTION 7.9.	COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY	~~18~~25
SECTION 7.10.	~~PURCHASERS’ RELIANCE18~~INVESTOR PARTIES’ RELIANCE	25
SECTION 7.11.	PERFORMANCE AND ENFORCEMENT OF RECEIVABLE SALE AGREEMENT	~~21~~28
SECTION 7.12.	COLLECTIONS	~~21~~28
SECTION 7.13.	OWNERSHIP	~~21~~29
SECTION 7.14.	TAXES	~~22~~29
SECTION 7.15.	NEGATIVE COVENANTS OF THE SELLER PARTIES	~~22~~29
(a)	Name Change, Offices and Records	~~22~~29
(b)	Change in Payment Instructions to Obligors	~~22~~29
(c)	Modifications to Contracts and Credit and Collection Policy	~~22~~29
(d)	Sales, Adverse Claims	~~23~~30
(e)	~~Net Receivables Balance23~~Investment Excess	30
(f)	Termination Date Determination	~~23~~30
(g)	Restricted Junior Payments	~~23~~30¶
(h)	Collection Accounts	30¶
(i)	Liquidity Coverage Ratio	30

ARTICLE VIII ADMINISTRATION AND COLLECTION		~~23~~30

SECTION 8.1.	DESIGNATION OF SERVICER	~~23~~30
SECTION 8.2.	CERTAIN DUTIES OF SERVICER	~~23~~31
SECTION 8.3.	COLLECTION NOTICES	~~24~~31
SECTION 8.4.	RESPONSIBILITIES OF SELLER	~~25~~32
SECTION 8.5.	REPORTS	~~25~~32

ARTICLE IX AMORTIZATION EVENTS		~~25~~33

SECTION 9.1.	AMORTIZATION EVENTS	~~25~~33
SECTION 9.2.	REMEDIES	~~28~~36

ARTICLE X INDEMNIFICATION		~~29~~36

SECTION 10.1.	INDEMNITIES BY THE SELLER PARTIES	~~29~~36
SECTION 10.2.	INCREASED COST AND REDUCED RETURN	~~31~~39
SECTION 10.3.	OTHER COSTS AND EXPENSES	~~32~~40

ARTICLE XI THE ~~AGENTS33~~ADMINISTRATIVE AGENT		40

SECTION 11.1.	AUTHORIZATION AND ACTION	~~33~~40
SECTION 11.2.	DELEGATION OF DUTIES	~~33~~41
SECTION 11.3.	EXCULPATORY PROVISIONS	~~33~~41
SECTION 11.4.	RELIANCE BY ~~AGENTS34~~THE ADMINISTRATIVE AGENT	41
SECTION 11.5.	NON-RELIANCE ON ~~AGENTS AND OTHER PURCHASERS~~	~~34~~
	OTHER INVESTOR PARTIES	41
SECTION 11.6.	REIMBURSEMENT AND INDEMNIFICATION	~~34~~42
SECTION 11.7.	~~AGENTS IN THEIR INDIVIDUAL CAPACITY~~	~~35~~
	ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY	42
SECTION 11.8.	SUCCESSOR ADMINISTRATIVE AGENT	~~35~~42

ARTICLE XII ASSIGNMENTS; PARTICIPATIONS		~~35~~43

SECTION 12.1.	ASSIGNMENTS	~~35~~43
SECTION 12.2.	PARTICIPATIONS~~.~~	~~36~~ 43
SECTION 12.3.	FEDERAL RESERVE	~~36~~44

ARTICLE XIII [RESERVED]		~~36~~44

ARTICLE XIV MISCELLANEOUS		~~36~~44

SECTION 14.1.	WAIVERS AND AMENDMENTS	~~36~~44
SECTION 14.2.	NOTICES	~~37~~44
SECTION 14.3.	RATABLE PAYMENTS	~~37~~45
SECTION 14.4.	PROTECTION OF ~~OWNERSHIP INTERESTS OF THE PURCHASERS~~	~~38~~
	INTERESTS OF THE INVESTOR PARTIES	45
SECTION 14.5.	CONFIDENTIALITY	~~38~~46
SECTION 14.6.	PATRIOT ACT	46
SECTION 14.7.	LIMITATION OF LIABILITY	~~39~~46
SECTION 14.8.	CHOICE OF LAW	~~39~~47
SECTION 14.9.	CONSENT TO JURISDICTION	~~39~~47
SECTION 14.10.	WAIVER OF JURY TRIAL	~~40~~47
SECTION 14.11.	INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.	~~40~~47
SECTION 14.12.	COUNTERPARTS; SEVERABILITY; SECTION REFERENCES	~~40~~48
SECTION 14.13.	CHARACTERIZATION~~.~~	~~41~~ 48~~¶~~
SECTION 14.14.	NO PROCEEDINGS	48

EXHIBITS AND SCHEDULES

Exhibit I	Definitions
Exhibit II-A	Form of Purchase Notice
Exhibit II-B	Form of Reduction Notice
Exhibit III	Principal Places of Business and Chief Executive Offices of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Form of Compliance Certificate
Exhibit V	Form of LC Application
Exhibit VI	Form of Monthly Report
Exhibit VII	Form of Interim Report
Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	List of Accounts with Balances That Can Be Concentrated on a Weekly Basis if Daily Balances are under $2,500
Schedule D	Blocked Account Agreements

v

RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT, dated as of January 19, 2012 (this “Agreement”), is among:

(a)                                 Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”),

(b)                                 Ferrellgas, L.P., a Delaware limited partnership (“Ferrellgas”), as initial Servicer (the initial Servicer together with Seller, the “Seller Parties” and each a “Seller Party”),¶

(c)                                  Fifth Third Bank (“Fifth Third” or a “Purchaser”),¶

(d)                                 PNC Bank, National Association (“PNC” or a “Purchaser”), and

~~(C)         Wells Fargo Bank, N.A., individually (“Wells” or a “Purchaser”),~~ (e)                    Wells Fargo Bank, N.A., individually (“Wells” or a “Purchaser”), in its capacity as issuer of the Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Issuer”) and as administrative agent for the LC Issuer and the Purchasers (in such capacity, together with its successors and assigns in such capacity hereunder, the “Administrative Agent” and, together with the LC Issuer and the Purchasers, the “Investor Parties”).~~¶~~

~~(D)         Fifth Third Bank, individually (“Fifth Third” or a “Purchaser”) and as a co-agent (a “Co-Agent”),¶~~

~~(E)         SunTrust Bank, individually (“SunTrust” or a “Purchaser”) and as a co-agent (a “Co-Agent”), and¶~~

~~(F)                  Wells, as administrative agent for the Purchasers (hereinafter defined) (together with its successors and assigns hereunder, the “Administrative Agent” and, together with the Co-Agents, the “Agents”).~~

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I and, if not defined therein, the meanings assigned to such terms in the Receivable Sale Agreement referenced therein.

PRELIMINARY STATEMENTS

A.                                    The Seller desires to transfer and assign Purchaser Interests to the Administrative Agent for the ratable benefit of the ~~Purchasers~~Investor Parties from time to time prior to the Facility Termination Date.

B.                                    Each of the Purchasers, or the Administrative Agent on behalf of the Purchasers, shall purchase Purchaser Interests from Seller from time to time prior to the Facility Termination Date.  In lieu of requiring cash payments for all of the Purchaser Interests, the Seller may from time to time request that the LC Issuer issue Letters of Credit, and the LC Issuer has agreed, subject to the terms and conditions contained in this Agreement, to issue such Letters of Credit.

C.                                    Wells ~~Fargo Bank, N.A.~~ has been requested and is willing to act as LC Issuer and as Administrative Agent on behalf of the LC Issuer and the Purchasers in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby further agree as follows:

ARTICLE I
PURCHASE ARRANGEMENTS

Section 1.1.                                Purchase Facility; Reduction in Purchase Limit¶.

(a)                                 Upon the terms and subject to the conditions hereof, Seller may, at its option, from time to time during the period from the date hereof to but not including the Facility Termination Date, sell and assign Purchaser Interests to the Administrative Agent, for the ratable benefit of the ~~Purchasers~~Investor Parties, for a Purchase Price that is payable in cash and/or, at Seller’s option, through the issuance of Letters of Credit requested by the Seller in accordance with Section 2.1; provided that at no time may the Aggregate ~~Capital~~Credit Exposure at any one time outstanding exceed the lesser of (i) the Purchase Limit and (ii) the Net Receivables Balance less the Required Reserves (the “Investment Base”) as reflected on the most recent Interim Report.  Seller hereby assigns, transfers and conveys to the Administrative Agent, for the ratable benefit of the ~~Purchasers in accordance with their respective Percentages~~Investor Parties, and the Administrative Agent hereby acquires, all of Seller’s now owned and existing and hereafter arising or acquired right, title and interest in and to the Purchaser Interests.  The Seller ~~Parties~~’s right to request Purchases, whether for cash, Letters of Credit or a combination thereof, and the Purchasers’ several Commitments, shall automatically terminate on the Facility Termination Date.

(b)                                 Not more than ~~once~~four times per calendar ~~month~~year, in addition to the changes in the Aggregate Commitment specified on Schedule A hereto, the Seller may, upon at least 5 Business Days’ prior written notice to each of the ~~Agents~~Purchasers, terminate in whole or reduce in part, ratably among the Purchasers, the unused portion of the Purchase Limit and the Aggregate Commitment; provided that (i) each partial reduction of the Purchase Limit ~~(i)~~ shall be in an amount equal to $5,000,000 or an integral multiple thereof, (ii) ~~shall permanently decrease~~ the Aggregate Commitment ~~for each group of months in Schedule A hereto by a like amount~~must be at the maximum amount specified in Schedule A for at least three months in each calendar year, and (iii) each partial reduction of the Purchase Limit shall be apportioned amongst the Commitments of the Purchasers ratably in accordance with their respective Percentages.  Each notice of a partial decrease in the Purchase Limit shall be accompanied by an updated version of Schedule A hereto bearing the effective date of such decrease, and in no event may the Aggregate Commitment be reduced to a level less than the Aggregate ~~Capital~~Credit Exposure outstanding unless it is accompanied by an Aggregate Reduction made in accordance with Section 1.3 in the amount necessary to eliminate any ~~excess Aggregate Capital outstanding~~Investment Excess.

Section 1.2.                                      Increases.

(a)                                 On the terms and subject to the conditions set forth in this Agreement, from time to time prior to the Facility Termination Date, Seller may request Incremental Purchases by (i) delivering by electronic mail to the Administrative Agent not later than 12:00 noon (New York time) on a Business Day (a “Notice Date”) an irrevocable written notice in the form set forth as Exhibit II-A hereto (a “Purchase Notice”), ~~which notice shall promptly be confirmed by a telephone call to the Administrative Agent; provided that a Purchase Notice will be effectively delivered notwithstanding any failure by Seller to so confirm such notice by telephone call~~and (ii) confirmation of the amount of cash requested in the Purchase Notice by entering such amount in Wells’ electronic “C.E.O.” portal.  Each Purchase Notice shall be subject to Section 6.2 hereof, shall be irrevocable and shall specify the requested amount of the Purchase Price ~~(~~to be paid in cash (the “Cash Purchase Price”), which shall not be less than $~~1,000,000) and date of purchase~~100,000, the amount (if any) of the total Purchase Price to be paid by the issuance of Letters of Credit, and the date of the proposed Purchase.  Upon receipt of each Purchase Notice, subject to Section 1.2(b) below, the Administrative Agent will ~~make~~pay the requested Cash Purchase Price on behalf of the Purchasers not later than 4:00 p.m. (New York time) on the Notice Date; provided that after giving effect to such Purchase, ~~the Aggregate Capital shall not exceed the lesser of (i) the Purchase Limit and (ii) the Investment Base~~no Investment Excess shall exist and be continuing.

(b)                                 If the Administrative Agent elects not to fund the requested Cash Purchase Price on behalf of the Purchasers in accordance with Section 1.2(a), not later than 3:00 p.m. (New York time) on the Notice Date, the Administrative Agent will notify the Seller of such election and not later than 4:00 p.m. (New York time) on the Notice Date, the Administrative Agent will deliver to the ~~other Agents copies of~~Purchasers the applicable Purchase Notice, in which case, on the terms and subject to the conditions hereof, each of the Purchasers severally agrees to make a ~~Purchase~~wire transfer of cash to the Administrative Agent’s Account in an amount equal to its Percentage of the requested Cash Purchase Price, not later than 1:00 p.m. (New York time) on the next Business Day; provided that, with the exception of the Administrative Agent, at no time may any Purchaser’s ~~Capital~~Credit Exposure at any one time outstanding exceed the lesser of (i) such Purchaser’s ~~Percentage of the Purchase Limit~~Commitment, and (ii) such Purchaser’s Percentage of the Investment Base.

(c)                                  Except with respect to the initial Purchase to be made under this Agreement on the date hereof (for which ~~initial~~the Cash Purchase Price shall be ~~made ratably amongst~~funded on the date hereof by the Purchasers ratably in accordance with their respective Percentages), unless and until the Administrative Agent has delivered to the Seller Parties and the ~~other Agents~~Purchasers not later than 12:00 noon (New York time) one Business Day prior to a proposed Purchase Date written notice that it is electing to cease funding ~~Purchases~~Cash Purchase Prices on behalf of the Purchasers (a “Fronting Cessation Notice”), the Seller Parties and the Purchasers shall be entitled to assume that the Administrative Agent will fund, and the Administrative Agent agrees to fund, each Purchaser’s Cash Purchase Price pursuant to this Section ~~1.2(a).~~1.2.

(d)                                 On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, either (i) the Administrative Agent shall deposit or otherwise initiate a wire transfer to the Facility Account, in immediately available funds, no later than 4:00 p.m. (New York time), an amount equal to the aggregate Cash Purchase Price of the requested Purchase, or (ii) in the case of the Purchase to be made on the date hereof, or if a

Fronting Cessation Notice has been timely delivered, each Purchaser shall initiate a wire transfer to such account or accounts as the Administrative Agent may from time to time specify in writing to such Purchaser, in immediately available funds, no later than 1:00 p.m. (New York time) on the date of such Incremental Purchase, in an amount equal to its Percentage of the aggregate Cash Purchase Price of the requested Purchase, and the Administrative Agent will promptly wire transfer or otherwise credit such amounts in immediately available funds to the Facility Account.

Section 1.3.                                      Decreases.

(a)                                 ~~(a)        Seller shall provide the Administrative Agent with irrevocable prior written notice in the form of Exhibit II-B hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections not later than 1:00 p.m. (New York time) on the Business Day on which the proposed reduction is to occur (the “Proposed Reduction Date”).  Such Reduction Notice shall designate (A) the Proposed Reduction Date, and (B) the amount by which the Aggregate Capital is to be reduced (the “Aggregate Reduction”) which shall be not less than $1,000,000 in the aggregate.  The Administrative Agent will apply the Aggregate Reduction to the Administrative Agent’s Purchaser Interests to the fullest extent possible and, to the extent its Purchaser Interests are not large enough~~(a) If Seller wishes to make a voluntary reduction of the Aggregate Credit Exposure, Seller shall provide the Administrative Agent with irrevocable prior written notice in the form of Exhibit II-B hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Credit Exposure from Collections not later than 1:00 p.m. (New York time) on the Business Day on which the proposed reduction is to occur (the “Proposed Reduction Date”).  Such Reduction Notice shall designate (A) the Proposed Reduction Date, (B) the amount by which the Aggregate Capital is to be reduced (the “Aggregate Reduction”) which shall be not less than $100,000 in the aggregate, and (C) solely if there is insufficient Aggregate Capital outstanding to absorb the entire Aggregate Reduction, ~~it shall distribute the excess to the Purchasers for application to their Purchaser Interests as soon as reasonably feasible and in any event not later than the next Business Day in accordance with Section 1.4.~~the amount to be deposited to the Letter of Credit Collateral Account to Cash Collateralize the Total LC Obligations in the amount required to absorb the entire Aggregate Reduction.  Aggregate Reductions to be applied to the reduction of Aggregate Capital will first be applied to the Capital of the Administrative Agent’s Purchaser Interests, and then be applied to the Purchasers’ Capital as soon as reasonably feasible and in any event not later than the next Business Day in accordance with Section 1.4.

(b)                                 ~~If, on any date of determination, the Aggregate Capital outstanding exceeds the lesser of (i) the Purchase Limit and (ii) the Investment Base, then Seller shall pay to the Administrative Agent, as applicable, (x) an amount to be applied to reduce the Aggregate Capital outstanding such that after giving effect to such payment, the Aggregate Capital is less than or equal to the Investment Base or (y) an amount necessary to reduce the Aggregate Capital to the Purchase Limit.  The Administrative Agent will apply the payment received to the Administrative Agent’s Purchaser Interests to the fullest extent possible and, to the extent its Purchaser Interests are not large enough to absorb the entire payment, it shall distribute the excess to the Purchasers for application to their Purchaser Interests as soon as reasonably feasible and in any event not later than the next Business Day in accordance with Section 1.4.~~If on any date any Interim Report is delivered which reveals that an Investment Excess exists, on such delivery date, Seller shall pay to the Administrative Agent’s Account an amount to be applied to reduce the Aggregate Credit

Exposure outstanding such that after giving effect to such payment, no Investment Excess is continuing.  The Administrative Agent will apply the payment received in the same order as specified in Section 1.3(a).

Section 1.4.                                      Funding and Paydown Settlements.

(a)                                 In order to administer the facility evidenced by this Agreement in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Purchasers, the Administrative Agent may, at its option, subject to the terms of this Section, make available, on behalf of the Purchasers, the full amount of ~~each~~Cash Purchase Price requested or charged to the Purchase Account or otherwise to be advanced by the Purchasers pursuant to the terms hereof, without requirement of prior notice to the Purchasers of the proposed payment of Cash Purchase Price.

(b)                                 With respect to all ~~Purchases made~~Cash Purchase Prices funded by the Administrative Agent on behalf of the Purchasers as provided in this Section, the amount of each Purchaser’s Percentage of the outstanding ~~Purchaser Interests~~Aggregate Capital shall be computed at least weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding ~~Purchaser Interests~~Aggregate Capital as of 5:00 p.m. (New York time) on the Business Day immediately preceding the date of each settlement computation; provided that the Administrative Agent retains the absolute right at any time or from time to time to make the above-described adjustments at intervals more frequent than weekly.  The Administrative Agent shall deliver to each of the Purchasers after the end of each week, or at such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding ~~Purchases~~Aggregate Capital for such period (such week or lesser period or periods being hereinafter referred to as a “Funding Settlement Period”).  If the summary statement is sent by the Administrative Agent and received by a Purchaser prior to 11:00 a.m. (New York time) on a Business Day, then such Purchaser shall make the settlement transfer described in this Section by no later than 4:00 p.m. (New York time) on such Business Day.  If, as of the end of any Funding Settlement Period, the combined Capital amount of a Purchaser’s Purchaser Interests is more than such Purchaser’s Percentage of the Aggregate Capital outstanding, then the Administrative Agent shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to such Purchaser by wire transfer in immediately available funds the amount of such excess.  Alternatively, if, as of the end of any Funding Settlement Period, the combined Capital amount of a Purchaser’s Purchaser Interests is less than such Purchaser’s Percentage of the Aggregate Capital outstanding, then such Purchaser shall forthwith (but in no event later than the time set forth in the second preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such deficiency.  The obligation of each of the Purchasers and the Administrative Agent to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by the transferring party.  The Administrative Agent and each Purchaser agrees to mark its books and records at the end of each Funding Settlement Period to show at all times its Capital outstanding.  Each Purchaser shall only be entitled to receive Yield on its Capital to the extent such Capital has been actually funded by such Purchaser.  Because the Administrative Agent on behalf of Purchasers may be advancing and/or may be repaid Capital prior to the time when the Purchasers will actually advance and/or be repaid their Capital, Yield with respect to Aggregate Capital shall be allocated by the Administrative Agent in accordance with the amount of Capital actually advanced by and repaid to the

Administrative Agent and each Purchaser and shall accrue from and including the date such Capital is so advanced to but excluding the date such Capital is either repaid by Seller or actually settled with the applicable Purchaser as described in this Section.

(c)                                  To the extent that the Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Aggregate Capital by Seller, the Administrative Agent may apply such amounts repaid directly to any amounts made available by the Administrative Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, subject to Section 1.2(c), the Administrative Agent may, at its option, at any time require each Purchaser to provide the Administrative Agent with immediately available funds representing its Percentage of the Cash Purchase Price for a Purchaser Interest, prior to the Administrative Agent’s disbursement of such Cash Purchase Price to Seller.  In the event that the Administrative Agent elects to require prior funding by each Purchaser of its Percentage of a Cash Purchase Price before making such Cash Purchase Price available to Seller in accordance with Section 1.2(c), all ~~Purchases~~Cash Purchase Prices for Purchaser Interests under this Agreement shall be funded by the Purchasers simultaneously and proportionately to their Percentages.  No Purchaser shall be responsible for any default by any other Purchaser in the other Purchaser’s obligation to make its Percentage of a Cash Purchase Price requested hereunder nor shall the Commitment of any Purchaser be increased or decreased as a result of the default by any other Purchaser in the other Purchaser’s obligation to make its Percentage of a Cash Purchase Price funding hereunder.

(d)                                 If the Administrative Agent is not funding a particular Purchase to Seller pursuant to ~~Sections~~Section 1.4(a~~) and 1.4(b~~) above on any day but is requiring each Purchaser to provide the Administrative Agent with immediately available funds on the date of such Purchase as provided in Section 1.4(c) above, the Administrative Agent may assume that each Purchaser will make available to the Administrative Agent such Purchaser’s Percentage of the Cash Purchase Price requested or otherwise made on such day and the Administrative Agent may, in its discretion, but shall not be obligated to (except to the extent of funds actually received by the Administrative Agent from the Purchasers), cause a corresponding amount to be made available to Seller on such day.  If the Administrative Agent makes such corresponding amount available to Seller and such corresponding amount is not in fact made available to the Administrative Agent by such Purchaser, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Purchaser together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate, changing when and as such rate changes, and if such amounts are not paid within three (3) Business Days of the Administrative Agent’s demand, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 200 basis points, changing when and as the Federal Funds Effective Rate changes.  During the period in which such Purchaser has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the amount so advanced by the Administrative Agent to or for the benefit of Seller shall, for all purposes hereof, be a Purchase made by the Administrative Agent for its own account.  Upon any such failure by a Purchaser to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify Seller of such failure and Seller shall pay such corresponding amount to the Administrative Agent for its own account within five (5) Business Days of Seller’s receipt of such notice.  A Purchaser who fails to pay the Administrative Agent its Percentage of any Cash Purchase Price

made available by the Administrative Agent on such Purchaser’s behalf, or any Purchaser who fails to pay any other amount owing by it to the Administrative Agent, is a “Defaulting Purchaser”.  A Defaulting Purchaser shall be deemed not to be a “Purchaser” and such Defaulting Purchaser’s Commitment shall be deemed to be zero dollars ($0) for purposes of determining voting rights, fees and rights to receive any Collections or other payments.  This Section shall remain effective with respect to a Defaulting Purchaser, and the Administrative Agent shall be entitled to receive and retain the Defaulting Purchaser’s Percentage of any fees, Collections and other payments due, until such default is cured (either voluntarily by the Defaulting Purchaser or by virtue of the Administrative Agent’s receipt of the Defaulting Purchaser’s share of such fees, Collections and other payments).  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any other Purchaser, or relieve or excuse the performance by Seller of its duties and obligations hereunder.

(e)                                  Nothing in this Section or elsewhere in this Agreement or the other Transaction Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Purchaser or to relieve any Purchaser from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Seller may have against any Purchaser as a result of any default by any Purchaser hereunder in fulfilling its Commitment.

Section 1.5.                                      Obligations Several; Independent Nature of Purchasers’ Rights.  The obligation of each Purchaser hereunder is several, and no Purchaser shall be responsible for the obligation or commitment of any other Purchaser hereunder.  Nothing contained in this Agreement or any of the other Transaction Documents and no action taken by the Purchasers pursuant hereto or thereto shall be deemed to constitute the Purchasers to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Purchaser shall be a separate and independent debt, and each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Notwithstanding the foregoing, except with the prior written consent of the Administrative Agent, no Purchaser may assert or exercise any enforcement right or remedy in respect of its ~~Purchases~~Purchaser Interests or any other obligations under the Transaction Documents, as against Seller or any property of Seller.

Section 1.6.                                      Payment Requirements.  All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 1:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day.  All amounts payable to the Administrative Agent, the LC Issuer or any Purchaser shall be paid to the Administrative Agent’s Account, and the Administrative Agent shall promptly remit each ~~applicable~~ Purchaser’s portion thereof (if any) in immediately available funds to such account as such Purchaser may from time to time specify in writing.  All computations of Interest and Yield at LMIR and ~~Unused~~all Fees and LC Fees shall be made on the basis of a year of 360 days for the actual number of days elapsed.  All computations of Interest and Yield at the Alternate Base Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days elapsed.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.  Each Purchaser shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Seller to such Person resulting from each payment of Cash Purchase ~~made~~Price funded by such Purchaser from time to time, including the amounts of Capital, Interest and Yield payable and paid to such Person from time to time hereunder.  Upon request of the Seller or the Administrative Agent, each Purchaser will confirm the amount of its outstanding Capital and the amount of any accrued and unpaid Interest and Yield.  The entries maintained in the accounts maintained pursuant to this Section shall absent manifest error be correct evidence of the existence and amounts of the Aggregate Unpaids therein recorded; provided, however, that the failure of any Purchaser to maintain such accounts or any error therein shall not in any manner affect the obligation of Seller to repay the Aggregate Unpaids in accordance with this Agreement.

Section 1.7.                                      Purchase Account.  The Administrative Agent shall maintain an account on its books in the name of the Seller (the “Purchase Account”) on which the Seller will be charged with all ~~Purchases~~fundings of Cash Purchase Price, all LC Disbursements, all Yield, all Interest, all ~~fees~~Fees and LC Fees, and all other costs payable to the Administrative Agent, the LC Issuer or any Purchaser.  The Purchase Account will be credited with all payments received for Seller’s account.  The Administrative Agent shall render monthly statements regarding the Purchase Account to the Purchasers and the Seller, including Capital, LC Disbursements, Yield, ~~fees, and an itemization of~~Interest, Fees, LC Fees and all other costs, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Seller and the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties, unless, within 30 days after receipt thereof by the Seller, the Seller shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in any such statements.  The Seller hereby authorizes the Administrative Agent, from time to time without prior notice to Seller, to charge to the Purchase Account for all Capital, ~~Yield, fees~~LC Disbursements, Reimbursement Obligations, Yield, Interest, Fees, LC Fees, and all other costs payable to the Administrative Agent, the LC Issuer or any Purchaser owing hereunder or under any of the other Transaction Documents (in each case, as and when due and payable) which amounts thereafter shall constitute Purchases hereunder.

ARTICLE II
LETTER OF CREDIT SUBFACILITY¶

Section 2.1.              Letters of Credit¶.  On the terms and subject to the conditions hereof, in lieu of requiring the Purchase Price for each Purchaser Interest to be paid for solely in cash, the Seller may, from time to time before the Facility Termination Date, request that the LC Issuer, and the LC Issuer shall issue Letters of Credit, and renew, extend, increase, decrease or otherwise modify each Letter of Credit (“Modify,” and each such action a “Modification”) in payment of a portion of the Purchase Price for such Purchaser Interest specified by the Seller; provided that no Letter of Credit shall be issued or Modified by the LC Issuer if, after giving effect thereto, (a) the LC Obligations would exceed the LC Sublimit, or (b) an Investment Excess would exist; and provided, further, that (i) each Letter of Credit issued pursuant to this Section 2.1 shall have a face amount of not less than $100,000, (ii) no Letter of Credit shall have an initial expiry date later than the earlier to occur of the Stated Termination Date and one year from the date of issuance, (iii) Letters of Credit may contain an “evergreen provision” extending them annually for additional one-year periods unless the LC Issuer provides notice of termination to the beneficiary and Buyer at least 30 days prior to its existing expiry date.  The Seller’s right to request Letters of Credit and Modifications, and the LC Issuer’s obligation to issue them, shall automatically terminate on the Facility Termination Date, on which date the Total LC Obligations shall be required to be Cash Collateralized in an amount equal to 105% of the Aggregate Face Amount Outstanding and all Reimbursement Obligations then outstanding.  It is understood that the original issuance of a Letter of Credit shall constitute payment of a portion of the Purchase Price for a Purchaser Interest in an amount equal to the maximum face amount of such Letter of Credit.¶

Section 2.2.              LC Applications¶.  Each request for a Letter of Credit shall be made by Seller’s electronic or facsimile delivery of a copy of the Letter of Credit Request provided to it under the Receivable Sale Agreement not less than three (3) Business Days prior to the desired Business Day of issuance or Modification.  The issuance or Modification by the LC Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions precedent that (a) such Letter of Credit shall be reasonably satisfactory to the LC Issuer and (b) the Seller shall have executed and delivered an LC Application and/or such other instruments and agreements relating to such Letter of Credit as the LC Issuer shall have reasonably requested.  In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.  On or about the date of each issuance or Modification of a Letter of Credit, the Administrative Agent or the LC Issuer will notify the Purchasers of the terms of such issuance or Modification.¶

Section 2.3.              Notice of Disbursement; Reimbursement by the Seller.¶

(a)                             The LC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and notify the Purchasers of its receipt of same.  The LC Issuer shall promptly notify the Seller and the Purchasers by telephone (confirmed by fax or electronic mail) of such demand for payment and whether the LC Issuer has made or will make a disbursement in respect of such Letter of Credit (an “LC Disbursement” ); provided that any failure to give or delay in giving such notice shall not (A) relieve the Seller of its obligation to reimburse the LC Issuer with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.3(b)(ii)), or (B) relieve any Purchaser’s obligation to acquire participations as required pursuant to Section 2.6.¶

(b)                             If the LC Issuer shall make any LC Disbursement, the Seller shall reimburse such LC Disbursement by paying to the LC Issuer an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on (i) the date that such LC Disbursement is made if the Seller shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or (ii) if such notice has not been received by the Seller prior to such time on such date, the Business Day immediately following the day that the Seller receives such notice (either such date, as applicable, the “Reimbursement Due Date”).  To the extent there are sufficient funds available in the Letter of Credit Collateral Account, the Administrative Agent shall withdraw funds from the Letter of Credit Collateral Account to satisfy a Reimbursement Obligation in respect of an LC Disbursement.  If an LC Disbursement has not been satisfied pursuant to the first two sentences of this Section 2.3(b) by 4:00 p.m., New York City time, on the applicable Reimbursement Due Date, the LC Issuer shall promptly notify the Purchasers thereof, whereupon the Seller shall be deemed to have requested that an Incremental Purchase with a Cash Purchase Price equal to the unreimbursed LC Disbursement be made on the next Business Day thereafter in accordance with Section 1.2(a) and that such Reimbursement Obligation be paid with the proceeds of such Incremental Purchase.  The Administrative Agent, or, as applicable, each of the Purchasers participating in such Incremental Purchase, is hereby directed to pay the proceeds of its Percentage of such Incremental Purchase directly to the Administrative Agent, for the sole account of the LC Issuer, in satisfaction of such Reimbursement Obligation.  If the Seller fails to pay any Reimbursement Obligation in whole or in part on the applicable Reimbursement Due Date in cash or with the proceeds of an Incremental Purchase, all amounts paid by the LC Issuer in respect of an LC Disbursement remaining unpaid by the Seller or from Cash Collateral shall bear interest (“Interest”), payable on each Monthly Payment Date in arrears out of Collections, for each day until paid at the LMIR applicable after the occurrence and during the continuation of an Amortization Event (or, solely if the LMIR is unavailable, at the Alternate Base Rate applicable after the occurrence and during the continuation of an Amortization Event).   For the avoidance of doubt, Interest on a Reimbursement Obligation shall cease to accrue on the date on which it is repaid, whether with Collections, Cash Collateral or the proceeds of the Purchase of a Purchaser Interest.¶

(c)                              The responsibility of the LC Issuer to the Seller in making an LC Disbursement shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit; provided that the Seller shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Seller to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer or (ii) the LC Issuer’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.¶

Section 2.4.              Obligations Absolute¶.  The Seller’s Reimbursement Obligations as provided for in Section 2.3(b) shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or the applicable LC Application; (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Seller or any of its Affiliates may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of the Seller or any Seller in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Seller or the applicable Seller.  The Seller shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Seller’s instructions or other irregularity, the Seller will immediately (and in any event within five Business Days) notify the LC Issuer.  The Seller shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.¶

Section 2.5.              Actions of LC Issuer¶.  With respect to any actions taken or omitted in the absence of gross negligence or willful misconduct, the LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.¶

Section 2.6.              Risk Participations¶.¶

(a)                                 The LC Issuer hereby sells to each of the Purchasers, and, to induce the LC Issuer to issue Letters of Credit hereunder, each of the Purchasers hereby irrevocably accepts and purchases from the LC Issuer, on the terms and conditions hereinafter stated, for such Purchaser’s own account and risk, an undivided interest equal to such Purchaser’s Percentage of the LC Issuer’s rights and obligations under each Letter of Credit issued hereunder and the amount of each LC

Disbursement paid by the LC Issuer thereunder.  Each Purchaser absolutely, unconditionally and irrevocably agrees with the LC Issuer that, if an LC Disbursement is paid under any Letter of Credit for which the LC Issuer is not reimbursed in full by the Seller on or before the Business Day after the applicable Reimbursement Due Date in accordance with Section 2.3(b) above, such Purchaser shall pay to the LC Issuer, upon demand, an amount equal to such Purchaser’s Percentage of the amount of such LC Disbursement, or any part thereof, which was not so reimbursed.¶

(b)                             Upon becoming aware of any amount required to be paid by any Purchaser to the LC Issuer pursuant to Section 2.3(b) in respect of any unreimbursed portion of any LC Disbursement made by the LC Issuer under any Letter of Credit, the Administrative Agent or the LC Issuer shall notify the Purchasers of the amount and due date of such required payment, and each of the Purchasers shall pay to the LC Issuer the amount specified on the applicable due date to the extent not paid by the Seller (including, without limitation, payment by the Seller through the proceeds of an Incremental Purchase in accordance with Section 2.3(b) above).  If any such amount is paid to the LC Issuer after the date such payment is due from the Purchasers, each Purchaser shall pay to the LC Issuer on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the LC Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  With respect to payment to the LC Issuer of the unreimbursed amounts described in this Section 2.3(b), if the Purchasers receive notice that any such payment is due from the Purchasers (A) prior to 1:00 p.m. (New York time) on any Business Day, such payment shall be due on that Business Day, and (B) after 1:00 p.m. (New York time) on any Business Day, such payment shall be due on the following Business Day.¶

(c)                              Whenever, at any time after the LC Issuer has made an LC Disbursement and has received from any Purchaser its applicable Percentage of such payment in accordance with this Section 2.3(b), the LC Issuer receives any payment related to the principal of or Interest on a Reimbursement Obligation (whether directly from the Seller or otherwise), or any payment of Interest on account thereof, the LC Issuer will distribute to each such Purchaser its pro rata share thereof in accordance with such Purchaser’s Percentage; provided that in the event that any such payment received by the LC Issuer shall be required to be returned by the LC Issuer, each of the Purchasers shall return to the LC Issuer the portion thereof previously distributed by the LC Issuer to it.¶

Section 2.7.              Fees and LC Fees¶.  The Seller shall pay to the Administrative Agent for the account of the applicable Investor Parties the Fees and LC Fees, in the amounts and on the dates set forth in the Fee Letters, in addition to all transactional fees and expenses of the LC Issuer payable pursuant to any LC Application in connection with the issuance of a Letter of Credit or Modification.¶

Section 2.8.              Letter of Credit Collateral Account¶.  The Administrative Agent shall maintain the Letter of Credit Collateral Account in its own name at the Administrative Agent’s offices.  Collections shall from time to time be deposited into the Letter of Credit Collateral Account pursuant to Article III or otherwise by the Seller and shall be removed by the Administrative Agent, as necessary, to reimburse LC Disbursements that are not otherwise repaid in accordance with Section 2.3.  A Letter of Credit shall be deemed to be “fully Cash Collateralized” by the deposit of cash into the Letter of Credit Collateral Account in the amount of 105% of the maximum remaining face amount of such Letter of Credit.  In addition to the Administrative Agent’s right to withdraw funds from time to time from the Letter of Credit Collateral Account pursuant to Section 2.3, upon the occurrence and during the continuance of an Amortization Event, the Administrative Agent shall have all of the rights and remedies of a secured party upon default under the UCC.  For the avoidance of doubt, satisfaction of a Reimbursement Obligation through the application of Cash Collateral or the proceeds of a Purchase of a Purchaser Interest shall not give rise to an Amortization Event under Section 9.1(a).¶

ARTICLE III
PAYMENTS AND COLLECTIONS

Section 3.1.                                ~~Section 2.1.~~ Monthly Payment Dates.  Notwithstanding any limitation on recourse contained in this Agreement, on each Monthly Payment Date, Seller shall pay to the Administrative Agent, for the benefit of ~~such Purchasers~~the Investor Parties or the Servicer, as applicable, in each case, on a full recourse basis and without duplication (i) the Unused ~~Fee~~Fees and the LC Fees, (ii) all amounts payable as Interest and Yield, (iii) all amounts payable pursuant to Article X, if any, and (iv) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables (all of the foregoing, together with the Administrative Agent’s Fee, collectively, the “Recourse Obligations”).  Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.  If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the ~~Purchasers and the Agents~~Investor Parties.

Section 3.2.                                ~~Section 2.2.~~ Reinvestment Procedures.  On the terms and subject to the conditions set forth in this Agreement, including, without limitation, Section 6.2, on each Business Day prior to the Facility Termination Date, and provided that Section ~~2.3~~3.3 shall not then be applicable, (i) the Servicer (or, after delivery of Collection Notices pursuant to Section 8.3, the Administrative Agent) shall set aside and hold in trust for the payment of any Aggregate Unpaids or for a Reinvestment as provided in this Section ~~2.2~~3.2 any Collections received on or prior to such day and not previously set aside or paid; (ii) after payment of amounts (if any) due and owing on such date pursuant to Sections ~~2.1~~3.1 and ~~2.5,~~1.3(b), the Seller hereby requests and the ~~applicable~~ Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each, a “Reinvestment”) ~~with that portion of the balance of each and every Collection so received that is part of any Purchaser Interest~~, such that after giving effect to such Reinvestment, the amount of Capital of ~~such~~each Purchaser ~~Interest~~ immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital, if any, immediately prior to such receipt, and no Investment Excess exists; and (iii) the Servicer (and, after delivery of the Collection Notices, the Administrative Agent) shall remit the balance, if any, of such Collections remaining after the applications provided in clause (ii) to the Seller or its designee.

Section 3.3.                                ~~Section 2.3.~~ Liquidation Settlement Procedures.

(a)                                 If on any Business Day on or prior to the Facility Termination Date, ~~a payment is due pursuant to Section 2.5, the Servicer shall immediately pay to the Administrative Agent, for distribution to the Purchasers, from previously received Collections, the amount specified in such Section for application to reduction of the Aggregate Capital, ratably amongst the Purchasers.~~an Aggregate Reduction is required to be made pursuant to Section 1.3(b), the Servicer shall immediately pay to the Administrative Agent’s Account, previously received Collections in the amount specified in such Section for application to the reduction of the Aggregate Capital and, if Aggregate Capital is insufficient to absorb the entire Aggregate Reduction, Cash Collateralization of the Total LC Obligations.

(b)                                 On each Business Day on which an Amortization Event has occurred and is continuing, and on the Facility Termination Date and each Business Day thereafter, the Servicer (or, after delivery of Collection Notices pursuant to Section 8.3, the Administrative Agent) shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Administrative Agent deposit to the Administrative Agent’s Account, for the benefit of the ~~Purchasers~~Investor Parties, all Collections received on such day, and the Administrative Agent shall distribute such funds in the following order of priority:

(i)                                     first, to the Servicer in payment of the accrued Servicing Fee payable to the Servicer;

(ii)                                  second, in payment in full of the accrued Yield ~~and Unused Fees and other fees, if any, payable by the Seller to any of the Agents or Purchasers;~~, Interest, Fees and LC Fees payable by the Seller to any of the Investor Parties;

(iii)                               third, in reduction of the Aggregate Capital to zero; ~~and~~

(iv)                              fourth, ~~in payment in full of all other Aggregate Unpaids not covered in clauses (i) through (iii) above.~~to the Letter of Credit Collateral Account, to Cash Collateralize the Total LC Obligations in full; and ¶

(v)                                 fifth, in payment in full of all other Aggregate Unpaids not covered in clauses (i) through (iv) above.

The Administrative Agent, upon its receipt of such amounts in the Administrative Agent’s Account, shall distribute such amounts to itself, the LC Issuer and the Purchasers entitled thereto;

provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

Section 3.4.                                ~~Section 2.4.~~ Payment Rescission.  No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for the account of the applicable Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Yield thereon at the Discount Rate applicable from and after the occurrence of an Amortization Event from the date of any such rescission, return or refunding.~~¶~~

~~Section 2.5.         Maximum Purchaser Interests¶.  Seller shall ensure that the Purchaser Interests shall at no time exceed in the aggregate 100%.  If the aggregate of the Purchaser Interests exceeds 100%, Seller shall pay to the Administrative Agent’s Account for the ratable benefit of the Purchasers in accordance with their Percentages within one (1) Business Day an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payments, the aggregate of the Purchaser Interests equals or is less than l00%.~~

Section 3.5.                                ~~Section 2.6. Clean-up Call~~Clean-up Notice.  In addition to ~~Seller’s rights pursuant to Section 1.3, the Servicer shall have the right (after providing not less than two (2) Business Days’ prior written notice to the Agents), to direct the Seller at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests (a “Clean-up Call”).  The aggregate purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds.  Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any of the Purchasers or Agents, except that the Agents and the Purchasers shall represent and warrant that the Purchasers Interests are free and clear of any Adverse Claim created by any of them.  Upon such payment in full of the Aggregate Unpaids following a Clean-up Call, the Commitments and this Agreement shall terminate and be of no further force and effect, except for provisions which expressly survive termination.~~the Seller’s rights pursuant to Section 1.3, the Servicer shall have the right, after providing not less than two (2) Business Days’ prior written notice to the Purchasers (such notice, a “Clean-up Notice”), to direct the Seller at any time following the reduction of the Aggregate Credit Exposure to a level that is less than 10.0% of the original Purchase Limit, to repay or Cash Collateralize the Purchasers for all, but not less than all, of the Aggregate Unpaids (with outstanding Letters of Credit being required to be Cash Collateralized in an amount equal to 105% of the Aggregate Face Amount Outstanding).  Upon such payment and Cash Collateralization in full of the Aggregate Unpaids following a Clean-up Notice, the Commitments and this Agreement shall terminate and be of no further force and effect, except for provisions which expressly survive termination.~~¶~~

~~ARTICLE III~~
~~[RESERVED]~~

ARTICLE IV
YIELD

Section 4.1.              Yield.  Each Purchaser Interest shall accrue Yield at a rate per annum equal to the Discount Rate.

Section 4.2.              Yield Payments.  On each Monthly Payment Date, Seller shall pay to the Administrative Agent ~~(for the benefit of the Purchasers) an aggregate~~’s Account, an amount equal to the accrued and unpaid Yield on ~~each Purchaser Interest~~the Aggregate Capital for the Accrual Period (or portion thereof) then most recently ended.

Section 4.3.              Suspension of LMIR.

(a)                                               ~~If any Purchaser notifies Seller and the Agents that it has determined that funding its Purchaser Interests at LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at LMIR are not available or (ii) LMIR does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such rate, then the applicable Purchaser(s) shall suspend the availability of LMIR and their Purchaser Interests shall thereafter accrue Yield at the Alternate Base Rate.~~If any Purchaser notifies Seller and the Administrative Agent that it has determined that funding its cash Purchases at LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match-fund its Purchaser Interests at LMIR are not available or (ii) LMIR does not accurately reflect the cost of acquiring or maintaining its Purchaser Interests at such rate, then each applicable Purchaser shall suspend the availability of LMIR and its Capital shall thereafter accrue Yield at the Alternate Base Rate and all of the Reimbursement Obligations shall thereafter accrue Interest at the Alternate Base Rate applicable during the continuance of an Amortization Event.  If “LIBOR” or the one-month “Eurodollar Rate” for U.S. dollar deposits permanently ceases to be quoted on Reuters or another similar rate quotation service, the parties will negotiate in good faith to agree upon a rate to replace LMIR based on then prevailing market practices for loans priced based on similar rates and, pending agreement on such new rate, Capital shall accrue Yield at the Alternate Base Rate, and Reimbursement Obligations shall accrue Interest at the Alternate Base Rate applicable during the continuance of an Amortization Event.

(b)                                                                                 If less than all of the Purchasers give a notice pursuant to Section 4.3(a), each Purchaser which gave such a notice shall be obliged, at the request of Seller, to assign all of its rights and obligations hereunder to another Purchaser willing to participate in this Agreement through the Scheduled Termination Date in the place of such notifying Purchaser; provided that (i) the notifying Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Purchaser’s Percentage of the Capital and Yield owing to all of the Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its Percentage of the Aggregate Purchaser ~~Interests~~Interest, and (ii) the replacement Purchaser otherwise satisfies the requirements of Section 12.1(b).

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1.              Representations and Warranties of the Seller Parties.  Each Seller Party hereby represents and warrants to the ~~Agents~~Administrative Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each ~~Incremental Purchase and the date of each Reinvestment that~~Credit Event:

(a)                                 Existence and Power.  Such Seller Party is duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Seller’s use of the proceeds of the purchases made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary action on its part.  This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c)                                  No Conflict.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organization Documents, (ii) any ~~law~~Law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party (except as created under the Transaction Documents) except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)                                 Governmental Authorization.  Other than the filing of the financing statements required hereunder and under the Receivable Sale Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)                                  Actions, Suits.  There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any Governmental Authority, which (a) purport to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to a Seller Party or an Originator, would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(f)                                   Binding Effect.  This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)                                  Accuracy of Information.  All information heretofore furnished by such Seller Party or any of its Affiliates to the Administrative Agent or any of the ~~Agents or~~ Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent or any of the ~~Agents or~~ Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

(h)                                 Use of Proceeds.  ~~No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.~~Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time).  No proceeds of any Purchase or Collateral hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)                                     Good Title.  Immediately prior to each ~~Purchase~~Credit Event hereunder, Seller shall be the legal and beneficial owner of the Receivables, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in the Receivables.

(j)                                    Perfection~~.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in the Receivables and Related Security, free and clear of any Adverse Claim, except as created by the Transactions Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables.~~.  This Agreement creates in favor of Administrative Agent, for the benefit of the Investor Parties, a legal, valid and enforceable security interest in the Collateral, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by generally applicable principles of equity relating to enforceability.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) security interest in the Receivables.

(k)                                 Places of Business and Locations of Records.  The offices where the Seller Parties keep all of their respective records regarding the Purchaser Interests are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.15(a).  Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l)                                     Collections.  The conditions and requirements set forth in Section 7.12 hereof and in Section 5.12 of the Receivable Sale Agreement have at all times been satisfied and duly performed.  ~~Seller has not granted any Person, other than the Servicer, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.  Servicer or Seller has not granted any Person, other than the Administrative Agent, dominion and control of the Servicer’s Concentration Account, or the right to take dominion and control of the Servicer’s Concentration Account at a future time or upon the occurrence of a future event.  Seller has not granted any Person, other than the Administrative Agent, dominion and control of the Facility Account, or the right to take dominion and control of the Facility Account at a future time or upon the occurrence of a future event.~~Each of the accounts listed on Schedule D hereto is subject to a Blocked Account Agreement in favor of the Administrative Agent that is in full force and effect.  Seller has not granted any Person, other than the Administrative Agent, control of any Collection Account, or the right to take control of any Collection Account at a future time or upon the occurrence of a future event, and Seller has not granted any Person, other than the Servicer, access to any Collection Account, prior to the Administrative Agent’s exercise of its right to exclusive control thereof.  Seller represents and warrants that all Collection Accounts are either listed on Schedule C or Schedule D hereto, as such Schedules may be updated from time to time in writing by delivering dated updated copies thereof together with, in the case of the addition of new Collection Accounts to Schedule D, a new Blocked Account Agreement or amendment to an existing Blocked Account Agreement giving the Administrative Agent control over such new account.

(m)                             Material Adverse Effect.  (i) The initial Servicer represents and warrants that since ~~June 30, 2011,~~July 31, 2017, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.

(n)                                 Names.  In the past five (5) years, Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)                                 Ownership of Seller.  Ferrellgas directly owns~~, directly or indirectly,~~ 100% of the issued and outstanding Equity Interests of Seller, free and clear of any Adverse Claim.  Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

(p)                                 Not a Regulated Entity.  ~~Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.  Such Seller Party is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness or to sell interests in the Receivables or Related Security~~Seller is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness hereunder or which may otherwise render all or any portion of the Aggregate Unpaids unenforceable.  Seller is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940, as amended.  Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended.

(q)                                 Compliance with Law.  Such Seller Party has complied with all applicable ~~laws~~Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)                                    Compliance with Credit and Collection Policy.  Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except as to which the ~~Agents~~Purchasers have been notified in accordance with Section 7.3(c) and has consented.

(s)                                   Payments to the Applicable Originator.  Seller has given reasonably equivalent value to the applicable Originator in consideration for the Receivables originated by such Originator and such transfer was not made for or on account of an antecedent debt.  The transfer by each Originator of the Receivables originated by it under the Receivable Sale Agreement is not voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)                                    Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)                                 Eligible Receivables.  Each Receivable included in the Net Receivables Balance as an Eligible Receivable on any Monthly Report or Interim Report is, as of the date specified in such report, an Eligible Receivable.

(v)                                 ~~Net Receivables Balance~~Investment Excess.  ~~Seller has determined that, immediately after giving effect to each Incremental Purchase and Reinvestment hereunder, the Net Receivables Balance minus the Required Reserves will equal or exceed the Aggregate Capital then outstanding~~The Seller has determined that, immediately after giving effect to each Credit Event hereunder, no Investment Excess will exist and be continuing.

(w)                               Accounting.  The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivable Sale Agreement does not jeopardize the true sale analysis with regard to the transactions under the Receivable Sale Agreement.  Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the MLP for purposes of GAAP.¶

(x)                                 Collection Accounts¶.  Schedules C and D set forth a complete and accurate list as of May 11, 2018 of all Collection Accounts, together with a description thereof (i.e., the bank at which such Collection Account is maintained, the account number and the name of the account holder).¶

(y)                                 Disregarded Entity. Seller is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code and is not and will at all relevant times not be required to withhold or otherwise be subject to liability under Sections 1441, 1445 and 1461 of the Internal Revenue Code.¶

(z)                                  Liquidity Coverage Ratio.  Seller has not issued, and will not during this Agreement issue, any LCR Security.¶

(aa)                          Anti-Terrorism Laws¶.  To the extent applicable, each Seller Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001 (the “PATRIOT Act”).  Neither the Seller Parties nor any of their officers, directors, employees, agents or shareholders acting on the Seller Parties’ behalf shall use the proceeds of the Purchases to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or otherwise in violation of any Anti-Terrorism Law.  Each Seller Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or, to its knowledge, through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.¶

(bb)                          Employee Benefit Plans¶.  Except as would not reasonably be expected to result in a Material Adverse Effect, (a) Ferrellgas, Inc., Ferrellgas and Seller and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan (other than a Multiemployer Plan) which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to any Employee Benefit Plan), or any Employee Benefit Plan (other than with respect to employer contributions in the ordinary course) has been or is expected to be incurred by Ferrellgas, Inc., Ferrellgas and Seller or any of their respective ERISA Affiliates, and (d) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Ferrellgas, Inc., Ferrellgas and Seller or any of their respective ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a liability in excess of $25,000,000.¶

(cc)                            Solvency¶.  Seller is and, upon each Credit Event, will be, Solvent.

ARTICLE VI
CONDITIONS OF PURCHASES

Section 6.1.              Conditions Precedent.  The parties hereto agree that this Agreement shall automatically be effective on the first day on which: (a) the Administrative Agent shall have received on or before the date hereof those documents listed on Schedule B in form and substance reasonably acceptable to the Administrative Agent, (b) the ~~Agents~~Administrative Agent and the Purchasers shall have received all fees and expenses required to be paid pursuant to the terms of this Agreement and the Fee Letters (or the Administrative Agent shall have been directed to disburse the same to itself and the ~~Agents~~Purchasers out of the proceeds of the initial purchase hereunder) and (c) the Administrative Agent shall have received a complete copy of the Credit Agreement, together with all amendments thereto and waivers thereof as of the date of this Agreement and the Security Agreement (as such term is defined in the Credit Agreement).

Section 6.2.              Conditions Precedent to All ~~Purchases and Reinvestments~~Credit Events.  Each ~~purchase of a Purchaser Interest and each Reinvestment~~Credit Event (other than Incremental Purchases to reimburse LC Disbursements) shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to each of the ~~Agents~~Purchasers on or prior to the date of such purchase or Reinvestment, in form and substance satisfactory to each of the ~~Agents~~Purchasers, all Monthly Reports and Interim Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) each of the ~~Agents~~Purchasers shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such ~~Incremental Purchase or Reinvestment~~Credit Event, the following statements shall be true (and acceptance of the proceeds of ~~such~~each Incremental Purchase or Reinvestment, submission of each LC Application and request for each Modification shall be deemed a representation and warranty by Seller that such statements are then true):

(i)                                     the representations and warranties set forth in Section 5.1 are true and correct ~~on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;~~in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date of such Credit Event as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;¶

(ii)                                  no Securitization Termination Notice has been delivered pursuant to the Intercreditor Agreement;

(iii)                               ~~(ii)~~ no event has occurred and is continuing, or would result from such ~~Incremental Purchase or Reinvestment~~Credit Event, that will constitute an

Amortization Event, and no event has occurred and is continuing, or would result from such ~~Incremental Purchase or Reinvestment~~Credit Event, that would constitute a Potential Amortization Event; and

(iv)                              ~~(iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.~~no Investment Excess exists or would result therefrom.

It is expressly understood that each Reinvestment shall, unless otherwise directed by any of the ~~Agents~~Administrative Agent or any of the Purchasers, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment.  The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of each of the ~~Agents~~Purchasers, which right may be exercised at any time on demand of such ~~Agent~~Purchaser, to rescind the related purchase and direct the Seller to pay to the Administrative Agent or, as applicable, ratably to the Purchasers~~, ratably~~ in accordance with their respective Percentages, an aggregate amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII
COVENANTS

Until the ~~date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms~~Final Payout Date, each Seller Party hereby covenants, as to itself, as set forth below:

Section 7.1.              Financial Reporting.  Seller shall deliver to the ~~Agents~~Purchasers (which delivery may be via electronic mail), in form and detail satisfactory to the ~~Administrative Agent~~Purchasers:

(a)                                 Annual Financial Statements of Seller.  As soon as available, but not later than 100 days after the end of each fiscal year of Seller, an unaudited balance sheet of Seller as at the end of such year and the related statements of income or operations, members’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by a Responsible Officer of Seller as fairly presenting, in accordance with GAAP, applied, if applicable, on a basis consistent with prior years, the financial position and the results of operations of Seller; and

(b)                                 ~~Quarterly Financial Statements~~Financial Statements and Other Items Delivered under Credit Agreement.  ~~As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of Seller, a copy of the unaudited balance sheet of Seller as of the end of such quarter and the related statements of income, members’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Seller as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Seller;~~Simultaneously with their delivery under the Credit Agreement, each of the financial statements, compliance certificates, reconciliations, notices, reports, financial plans, cash balance certificates and other deliverables under Sections 5.1(b), (c), (d), (f), (g), (h), and (i).

(c)                                  ~~Receivable Sale Agreement Financial Statements~~Other Information~~¶~~¶.  ~~When and as required under the Receivable Sale Agreement, each of the financial statements required to be delivered under Section 5.1 thereof; and¶~~

~~(d)        Credit Agreement Financial Statements¶.  When and as required under the Credit Agreement, each of the annual and quarterly financial statements required to be delivered under Section 6.01 thereof~~   Such additional information regarding the Originators and Seller Parties, their businesses and financial condition, and the Collateral as the Administrative Agent or any Purchaser may reasonably request.

Section 7.2.              Certificates; Other Information.  Such Seller Party shall furnish to the ~~Agents~~Purchasers (which may be via electronic mail):

(a)                                 Receivable Sale Agreement Certificates.  When and as required under the Receivable Sale Agreement, each of the certificates and other reports and information required to be delivered under Section 5.2 thereof; and

(b)                                 Compliance Certificates.   Concurrently with the delivery of the financial statements referred to in Sections 7.1(a)~~, (b)~~ and (~~d~~b), a compliance certificate in substantially the form of Exhibit IV hereto (or, in the case of the Servicer, in the form delivered pursuant to the Credit Agreement, on which compliance certificate ~~each Agent and~~ each Purchaser shall be permitted to rely as though each such compliance certificate was delivered to ~~each Agent and~~ each Purchaser) executed by a Responsible Officer of the applicable Seller Party with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Administrative Agent shall require.

Section 7.3.              Notices.  Such Seller Party shall promptly notify the Administrative Agent (who will promptly notify the other ~~Agents~~Purchasers) in writing or via electronic mail:

(a)                                                                                 of the occurrence of any Amortization Event or Potential Amortization Event;

(b)                                                                                 of any matter described in Section 5.3(a)-(d) or (f) of the Receivable Sale Agreement;

(c)                                                                                  at least thirty (30) days prior to the effectiveness of any material change in or material amendment to a Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the ~~Agents~~Purchasers’ consent thereto;

(d)                                                                                 of any material change in accounting policies or financial reporting practices by an Originator or any of its consolidated Subsidiaries;

(e)                                                                                  if any of the representations and warranties in Article V ceases to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification);

(f)                                                                                   of the occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

(g)                                                                                  of the occurrence of the “Termination Date” under and as defined in the Receivable Sale Agreement; and

(h)                                 of the decision to appoint a new director of the Seller as an “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment (or such earlier date as the Administrative Agent may agree) and shall certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of such Seller Party setting forth details of the occurrence referred to therein, and stating what action such Seller Party or any affected Affiliate proposes to take with respect thereto and at what time.  Each notice under Section 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Transaction Document that have been breached or violated.

Section 7.4.              Compliance with Laws.  ¶

(a)                                 Generally.  Such Seller Party shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or the failure of which to comply with could not reasonably be expected to have a Material Adverse Effect.¶

(b)                                 Anti-Terrorism Laws.  Such Seller Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Aggregate Unpaids will not be derived from any unlawful activity, (iv) no Covered Entity shall fail to comply with all Anti-Terrorism Laws and (v) no Seller Party shall fail to promptly notify the Purchasers in writing upon the occurrence of a Reportable Compliance Event.

Section 7.5.              Preservation of Existence, Etc.  Such Seller Party shall:

(a)                                                                                 preserve and maintain in full force and effect its legal existence and good standing under the laws of its state or jurisdiction of organization except in connection with transactions permitted by the Credit Agreement;

(b)                                                                                 preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by the Credit Agreement, except where the failure to so preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;

(c)                                                                                  preserve its business organization and goodwill, except where the failure to so preserve its business organization or goodwill could not reasonably be expected to have a Material Adverse Effect; and

(d)                                                                                 preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.6.              Payment of Obligations.  Such Seller Party shall pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all of its obligations and liabilities, including:

(a)                                                                                 all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Seller Party; and

(b)                                                                                 all lawful claims which, if unpaid, would by law become an Adverse Claim upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Seller Party.

Section 7.7.              Audits.  Such Seller Party will furnish to the Administrative Agent, for delivery to the other ~~Agents~~Purchasers, from time to time such information with respect to it and the Receivables as the Administrative Agent may (and shall, at the request of any Purchaser) reasonably request.  Such Seller Party will, from time to time during regular business hours as requested by the Administrative Agent or any Purchaser, upon reasonable notice and at the sole cost of such Seller Party, permit the ~~Agents~~Purchasers or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller Party relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Seller Party’s financial condition or the Receivables and the Related Security or such Seller Party’s performance under any of the Transaction Documents or the Originators’ performance under the Contracts and, in each case, with any of the officers or employees of such Seller Party having knowledge of such matters.

Section 7.8.              Keeping of Records and Books.  The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Servicer will give the ~~Agents~~Purchasers notice of any material change in the administrative and operating procedures referred to in the previous sentence.  Such Seller Party will on or prior to the date hereof, mark its master data processing records and other books and records relating to the ~~Purchaser Interests~~Receivables with a legend, acceptable to the Administrative Agent, describing the ~~Purchaser Interests~~security interest of the Administrative Agent, for the benefit of the Investor Parties.

Section 7.9.              Compliance with Contracts and Credit and Collection Policy.  Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectability of the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectability of the Receivables.

Section 7.10.       ~~Purchasers’ Reliance~~Investor Parties’ Reliance.  Seller acknowledges that the ~~Purchasers~~Investor Parties are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each of the Originators.  Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that any of the ~~Agents~~Purchasers may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof and not just a division of an Originator or any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(a)                                 conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of an Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(b)                                 ~~(a)~~ compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of an Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such Originator or such Affiliate, as applicable;

(c)                                  ~~(b)~~ clearly identify its offices (by signage or otherwise) as its offices and allocate to Seller on a reasonable basis the costs of any space shared with an Originator;

(d)                                 ~~(c)~~ have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(e)                                  ~~(d)~~ conduct all transactions with an Originator or the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(f)                                   ~~(e)~~ at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

(g)                                  ~~(f)~~ observe all formalities as a distinct entity, and ensure that all actions relating to (i) the dissolution or liquidation of Seller or (ii) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(h)                                 ~~(g)~~ maintain Seller’s books and records separate from those of an Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of such Originator and any Affiliate thereof;

(i)                                     ~~(h)~~ prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(j)                                    ~~(i)~~ except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of an Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Administrative Agent on behalf of the Purchasers hereunder) has the power to make withdrawals;

(k)                                 ~~(j)~~ pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by an Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.10);

(l)                                     ~~(k)~~ operate its business and activities such that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivable Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivable Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Receivable Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(m)                             ~~(l)~~ maintain its charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Organization Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.10; and (2) its corporate charter, at all times that this Agreement is in effect, provides for (x) not less than ten (10) days’ prior written notice to the ~~Agents~~Purchasers of the replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and (y) the condition precedent to giving effect to such replacement or appointment that the Administrative Agent shall have determined in its reasonable judgment that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director;”

(n)                                 ~~(m)~~ maintain the effectiveness of, and continue to perform under the Receivable Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivable Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivable Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the ~~Agents~~Purchasers;

(o)                                 ~~(n)~~ maintain its legal separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(p)                                 ~~(o)~~ maintain at all times adequate capital with which to conduct its business and to meet its obligations as they come due; and

(q)                                 ~~(p)~~ take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Bracewell ~~& Giuliani~~ LLP as counsel for the Seller Parties, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

Section 7.11.       Performance and Enforcement of Receivable Sale Agreement.  Seller will, and will require the Originators to, perform each of their respective obligations and undertakings under and pursuant to the Receivable Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivable Sale Agreement.  Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Purchasers as assignees of Seller) under the Receivable Sale Agreement as any of the ~~Agents~~Purchasers may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivable Sale Agreement.

Section 7.12.       Collections.  ~~Each Seller Party will cause all Collections on the Receivables to be concentrated each Business Day into the Servicer’s Concentration Account; provided, however, that solely with respect to each account listed on Schedule C (as such Schedule C may be updated by the Servicer with a delivery of a revised Schedule C concurrent with the delivery of the Monthly Report pursuant to Article VIII, provided that no account may be added to Schedule C without the consent of the Agents if, after giving effect to such account’s addition and any prior or concurrent account closures and deletions, the aggregate Collections flowing through all accounts listed on Schedule C could reasonably be expected to exceed 5% of total weekly Collections on a pro forma basis), so long as the daily balance therein does not exceed $2,500, each Seller Party will concentrate the Collections therein into the Servicer’s Concentration Account not less than once per calendar week.  The Servicer will sweep all such Collections from the Servicer’s Concentration Account no less than daily into the Facility Account and immediately thereafter transferred to the applicable Originator’s Account.  Servicer will cause the Servicer’s Concentration Account to be subject at all times to a Blocked Account Agreement that is in full force and effect.  Seller will cause the Facility Account to be subject at all times to a Blocked Account Agreement that is in full force and effect.~~¶

(a)                                 The Seller Parties have directed the Obligors on all Receivables to make payment to a Collection Account listed on Schedule C or Schedule D.  Such Schedules may be updated from time to time by the Seller Parties by delivering dated modified versions thereof to the Purchasers; provided that, without the prior written consent of the Purchasers, no new account may be added to Schedule C if the average daily balance in such account is expected to exceed $2,500 during any calendar week, or (ii) the aggregate Collections flowing through all accounts listed on Schedule C could reasonably be expected to exceed 5% of total weekly Collections on a pro forma basis.¶

(b)                                 The Seller Parties shall cause the Collections to be concentrated into the Servicer’s Concentration Account each Business Day; provided that (i) unless the daily balance in any account listed on Schedule C exceeds $2,500, concentration of amounts deposited into such Schedule C account need only be made weekly, and (ii) if the aggregate Collections flowing through all other accounts listed on Schedule C are less than 5% of total weekly Collections, concentration of amounts deposited into all other Schedule C accounts need only be made weekly.¶

(c)                                  Each Business Day, the Servicer will cause all Collections on deposit in in the Servicer’s Concentration Account to be swept into the Facility Account and, so long as each of the conditions precedent to a Reinvestment as set forth in Section 6.2 is satisfied, immediately thereafter, transferred to the applicable Originator’s Account for Reinvestment in accordance with Section 3.2.¶

(d)                                 The Seller Parties will cause all accounts list on Schedule D to at all times be subject to a Blocked Account Agreement that is in full force and effect.

Section 7.13.       Ownership.  Seller will take all necessary action to (i) acquire and maintain legal and equitable title to the Receivables irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in the Receivables and such other action to perfect, protect or more fully evidence the interest of Seller therein as any of the ~~Agents~~Purchasers may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in the Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the ~~Purchasers~~Investor Parties) interest in the Receivables and other than, in the case of Collections, rights and claims of depositary and collecting banks arising under the UCC, and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties as any of the ~~Agents~~Purchasers may reasonably request).

Section 7.14.       Taxes.  Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books.  Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or any of the ~~Agents or~~ Purchasers.

Section 7.15.       Negative Covenants of the Seller Parties.  Until the ~~date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms~~Final Payout Date, each Seller Party hereby covenants, as to itself, that:

(a)                                 Name Change, Offices and Records.  Such Seller Party will not change its name, identity ~~or~~, legal structure (within the meaning of Article 9 of any applicable enactment of the UCC) or jurisdiction of organization, or relocate its chief executive office or any office where Records are kept unless it will have:  (i) given the Administrative Agent at least 15 days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any of the ~~Agents~~Purchasers in connection with such change or relocation (including, without limitation, in the case of a change of legal structure or  jurisdiction of organization, a new organizational and UCC opinion).

(b)                                 Change in Payment Instructions to Obligors.  Such Seller Party will not authorize any Obligor to make payment to any account other than a ~~Lock-Box or~~ Collection

Account which is swept into the Servicer’s Concentration Account in accordance with Section 7.12.

(c)                                  Modifications to Contracts and Credit and Collection Policy.  Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables.  Except as otherwise permitted pursuant to Article VIII hereof, such Seller Party will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)                                 Sales, Adverse Claims.  Such Seller Party will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, the Receivables, the Related Security, the Collections, the Facility Account or the Servicer’s Concentration Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties, provided for herein and other than, in the case of Collections, rights and claims of depositary and collecting banks arising under the UCC), and such Seller Party will defend the right, title and interest of the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties, in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller Party.

(e)                                  ~~Net Receivables Balance~~Investment Excess.  At no time prior to the Facility Termination Date will Seller permit ~~the Aggregate Capital outstanding to exceed the Net Receivables Balance less the Required Reserves~~an Investment Excess to exist and be continuing.

(f)                                   Termination Date Determination.  Except as required under the Credit Agreement, Seller will not designate the Termination Date (as defined in the Receivable Sale Agreement), or send any written notice to an Originator in respect thereof, without the prior written consent of the ~~Agents~~Purchasers, except with respect to the automatic occurrence of such Termination Date arising in accordance with the proviso set forth in Section 7.2(i) of the Receivable Sale Agreement.

(g)                                  Restricted Junior Payments.  From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.10(p).¶

(h)                                 Collection Accounts¶.  No Seller Party will create, grant or suffer to exist any lien, pledge or other Adverse Claim on any Collection Account except in favor of the Administrative Agent for the benefit of the Investor Parties.  No Seller Party will deposit or will authorize any Obligor to deposit any funds into a Collection Account other than Collections.¶

(i)                                     Liquidity Coverage Ratio.  Seller shall not issue any LCR Security.

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1.              Designation of Servicer.  The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with Article VI of the Receivable Sale Agreement and this Article VIII.  Ferrellgas is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  The ~~Agents~~Purchasers, acting jointly, may designate as Servicer any Person to succeed Ferrellgas or any successor Servicer; provided, however, that unless an Amortization Event (or another event of the type described in the definition of “Amortization Date” has occurred), replacement of the Servicer shall not result in the occurrence of the Amortization Date.

Section 8.2.              Certain Duties of Servicer.

(a)                                                                                 The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II.  The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II.  The Servicer shall, upon the request of the ~~Agents~~Purchasers, acting jointly, segregate, in a manner acceptable to the ~~Agents~~Purchasers all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II.  If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(b)                                                                                 The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the ~~Agents~~Administrative Agent or the Purchasers under this Agreement.  Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, the ~~Agents~~Purchasers shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(c)                                                                                  The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent at the direction of ~~the Required Purchasers~~any Purchaser following the occurrence of an Amortization Event, deliver or make available to the Administrative Agent, for the benefit of the ~~Purchasers~~Investor Parties, all such Records, at a place selected by the Administrative Agent.  The Servicer shall, from time to time at the request of any ~~Purchaser~~Investor Party, furnish to the ~~Purchasers~~Investor Parties (promptly after any such request) a calculation of the amounts set aside for the ~~Purchasers~~Investor Parties pursuant to Article ~~II~~III.

(d)                                                                                 Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3.              Collection Notices.  ~~The~~Upon five (5) Business Days’ prior written notice to the Seller Parties, the Administrative Agent may and is hereby authorized to, and shall, at the direction of any two Purchasers, at any time ~~to~~, date and ~~to~~ deliver to the ~~applicable~~ Collection ~~Bank~~Banks the applicable Collection ~~Notices~~Notice(s); provided, however, that (a) no prior notice shall be required to be given in the event a Securitization Termination Notice has been delivered in accordance with the Intercreditor Agreement or any Amortization Event exists and is continuing, (b) nothing herein shall be deemed to give ~~any of~~ the ~~Agents~~Administrative Agent or any of the Purchasers any claim to, Adverse Claim on or right to retain any amounts deposited into the Servicer’s Concentration Account or the Facility Account which do not constitute Collections, and ~~provided, further, that~~(c) unless an Amortization Event (or another event of the type described in the definition of “Amortization Date” has occurred) or a Securitization Termination Notice has been delivered in accordance with the Intercreditor Agreement, delivery of the Collection Notices shall not result in the occurrence of the Amortization Date.  The Servicer and Seller hereby transfer to the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties, exclusive control of the Servicer’s Concentration Account; provided, however, that the Servicer or Seller shall retain the right to direct the disposition of funds therefrom until the Administrative Agent delivers the applicable Collection Notice.  The Seller hereby transfers to the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties, exclusive control of the Facility Account and each other Collection Account (other than the Servicer’s Concentration Account) that is now or hereafter governed by a Blocked Account Agreement; provided, however, that the Seller shall retain the right to direct the disposition of funds therefrom until the Administrative Agent delivers the applicable Collection Notice.  Each of the Seller Parties hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled:  (i) at any time after delivery of the Collections Notices, to endorse such Seller Party’s name on checks and other instruments representing Collections, (ii) at any time after the earlier to occur of an Amortization Event or replacement of the Servicer, to enforce the Receivables and the Related Security, and (iii) at any time after delivery of the Collections Notices, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections to come into the possession of the Administrative Agent rather than such Seller Party.

Section 8.4.              Responsibilities of Seller.  Anything herein to the contrary notwithstanding, the exercise by the ~~Agents~~Administrative Agent and the Purchasers of their rights hereunder shall not release the Servicer, the applicable Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts.  The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5.              Reports.

(a)                                                                                 The Servicer shall prepare and forward to the ~~Agents~~Purchasers (i) on the 18th day of each month hereafter or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Monthly Reporting Date”), a Monthly Report and (ii) at such times as any of the ~~Agents~~Purchasers shall reasonably request, a listing by Obligor of all Receivables together with an aging of all Receivables.  Subject to the limitations set forth in Section 7.12, concurrent with the delivery of each Monthly Report, the Servicer may, but is not obligated to, provide an updated Schedule C so long as such updated Schedule C only adds new accounts and deletes previously listed accounts which have been closed.  Upon such delivery, Schedule C attached hereto shall be automatically replaced in its entirety with such updated Schedule C without the consent of any other party hereto.

(b)                                                                                 In addition, on each Interim Reporting Date, the Servicer shall prepare and send to each of the ~~Agents~~Purchasers an Interim Report as of the close of business on the prior Business Day or week, as applicable; provided that the Servicer may provide an unsigned Interim Report by e-mail so long as such e-mail transmission confirms that such Interim Report is final and the Servicer delivers a signed hard copy by facsimile or mail within two Business Days.

ARTICLE IX
AMORTIZATION EVENTS

Section 9.1.              Amortization Events.  The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)                                               ~~(i) Except as provided in paragraph 9.1(e), any Seller Party shall fail to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for two (2) Business Days, or (ii) any Seller Party shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for five (5) consecutive Business Days.~~(i) Except as provided in Section 9.1(e), any Seller Party shall fail to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for two (2) Business Days, or ¶

(ii)                                  Any Seller Party shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this Section 9.1(a) or in Section 9.1(e)) and (A) in the case of Section 8.5, such failure shall continue for one (1) Business Day, provided that not more than once per calendar quarter, such (1) Business Day cure period shall be automatically extended to three (3) Business Days), and (B) in the case of all other Sections (other than as referred to in clause (i) of this paragraph (a) or in Section  9.1(e)), such failure shall continue for five (5) consecutive Business Days.

(b)                                                                                 Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

(c)                                                                                  Failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)                                                                                 (i) Any Seller Party shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party or any of its Subsidiaries shall take any action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)                                               ~~Seller shall fail to comply with the terms of Section 2.5 hereof, or, on any day, the Aggregate Capital shall exceed the Purchase Limit on such day.~~Seller shall fail to comply with the terms of Section 1.3(b) or Section 7.15(e) hereof, and such failure shall continue unremedied for one (1) Business Day.

(f)                                                                                   As of the last day of any Measurement Period:

(i)                                     the average of the Charged-Off Trigger Ratios for the three Measurement Periods then most recently ended shall exceed 0.9%, or

(ii)                                  the average of the Dilution Ratios for the three Measurement Periods shall exceed (A) 5.0% for the three Measurement Periods ending in July, August, September or October of any year, or (B) 4.25% for the three Measurement Periods ending in November, December, January, February, March, April, May or June of any year.

(g)                                                                                  A Change of Control shall occur.

(h)                                                                                 One or more final judgments for the payment of money shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

(i)                                                                                     The occurrence of any Termination Event or the Termination Date (each as defined in the Receivable Sale Agreement) shall occur.

(j)                                                                                    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties shall cease to have either a valid and perfected first priority ownership or security interest in the Receivables.

(k)                                                                                 ~~As of the last day of any Measurement Period ending during the periods specified in the table below, the average of the three Measurement Periods then most recently ended for the Outstanding Balance of all Receivables included in the Purchaser Interests (regardless of whether they are Eligible Receivables on the date of determination) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment shall exceed the percentage specified in the table below opposite such period:~~As of the last day of any Measurement Period ending during the periods specified in the table below, the average of the three Measurement Periods then most recently ended for the Outstanding Balance of all Receivables included in the Aggregate Purchaser Interest (regardless of whether they are Eligible Receivables on the date of determination) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment shall exceed the percentage specified in the table below opposite such period:~~¶~~

~~¶~~

~~(i) Any Loan Party (this and other capitalized terms in this Section 9.1(l) are used with the meanings attributed thereto in the Credit Agreement unless otherwise specified) or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace periods) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto (in each case, after giving effect to any applicable grace periods), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or such Guarantee to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount.~~¶

PERIOD IN WHICH MEASUREMENT PERIOD ENDS	APPLICABLE PERCENTAGE
January, February, March or April	14.00%
May	18.50%
June	23.00%
July	27.00%
August or September	26.00%
October or November	20.00%
December	15.00%

¶

(l)                                     (i) Failure of any Originator (this and other capitalized terms used in this Section 9.1(l) and not otherwise defined in this Agreement are used with the meanings attributed thereto in the Credit Agreement) to pay when due any Indebtedness (other than Indebtedness referred to in Section 9.1(a)) in an aggregate principal amount of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor, (ii) breach or default by any Originator with respect to any other material term of (A) one or more items of Indebtedness having an aggregate principal amount referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to require such Originator to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or (iii) there occurs under any Hedging Agreement an Early Termination Date (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which an Originator is the Defaulting Party (as defined in such Hedging Agreement) or (B) any Termination Event (as so defined) under such Hedging Agreement as to which an Originator is an Affected Party (as so defined) and, in either event, the Hedge Liabilities owed by such Originator as a result thereof is greater than $25,000,000.

(m)                             Ferrellgas ~~shall (i) for any fiscal quarter of Ferrellgas ending on or before April 30, 2018, permit the Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter of Ferrellgas to be less than 1.75 to 1.00, or (ii) for any fiscal quarter of Ferrellgas ending thereafter, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of Ferrellgas to be less than 2.50 to 1.00.~~and its Restricted Subsidiaries (as defined in the Credit Agreement Agreement as in effect on May 14, 2018 and as thereafter amended, restated or otherwise modified from time to time with the consent of the

Purchasers) shall permit the Fixed Charge Coverage Ratio (as defined, calculated and reported under the Credit Agreement as in effect on May 14, 2018 and as hereafter amended, restated or otherwise modified from time to time with the consent of the Purchasers) as of the last day of any Fiscal Quarter (as defined in the Credit Agreement as in effect on May 14, 2018 and as thereafter amended, restated or otherwise modified from time to time with the consent of the Purchasers), beginning with the Fiscal Quarter ending July 31, 2018, to be less than 1.00 to 1.00.~~¶~~

~~(n)        Ferrellgas shall fail to maintain a Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) as of the end of any period of four fiscal quarters of not greater than 2.75 to 1.00.¶~~

~~(O)        Ferrellgas shall (i) for any period of four consecutive fiscal quarters of Ferrellgas ending on or before April 30, 2018, permit the Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the end of any period of four consecutive fiscal quarters of Ferrellgas to be greater than 7.75 to 1.00, or (ii) ) for any period of four consecutive fiscal quarters of Ferrellgas ending thereafter, permit the Consolidated Leverage Ratio as of the end of any period of four consecutive fiscal quarters of Ferrellgas to be greater than 5.50 to 1.00.~~¶

(n)                                 Ferrellgas and its Restricted Subsidiaries shall permit the Senior Secured Leverage Ratio (as defined, calculated and reported under the Credit Agreement) as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 31, 2018, to exceed 3.00 to 1.00.

(~~p~~o)                          Seller shall fail to hold at least one meeting each fiscal year of its Board of Directors or other comparable governing body.

~~(q)~~ (p) Any Person shall be appointed as an Independent Director of the Seller without prior notice thereof having been given to the Administrative Agent in accordance with Section 7.3(h) or without the written acknowledgement by the Administrative Agent that such Person conforms, in the reasonable judgment of the Administrative Agent based on the Seller’s representations, with the criteria set forth in the definition herein of “Independent Director.”¶

(q)                                 There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability in excess of $25,000,000.

Section 9.2.              Remedies.  Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of any two or more Purchasers ~~with Capital in excess of 50% of the Aggregate Capital~~, the Administrative Agent shall, take any of the following actions:  (i) replace the Person then acting as Servicer (if not previously replaced), (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, and (iii) notify Obligors of the Purchasers’ interest in the

Receivables.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the ~~Agents~~Administrative Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X
INDEMNIFICATION

Section 10.1.       Indemnities by the Seller Parties.  Without limiting any other rights that ~~any of~~ the ~~Agents~~Administrative Agent or any of the Purchasers may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent and each of the ~~Agents and~~ Purchasers and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses including reasonable attorneys’ fees (which attorneys may be employees of ~~such~~the Administrative Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s ~~activities as Servicer hereunder~~breach of any representation, warranty or covenant made by it hereunder, its commingling of any Collections or its violation of Law, excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(a)                                 Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)                                 Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)                                  taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables and Related Security;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, Seller shall indemnify the ~~Agents~~Administrative Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(i)                                     any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)                                  the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)                               any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)                              any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              the commingling of Collections at any time with other funds;

(vii)                           any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)                        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)                              any Amortization Event described in Section 9.1(d);

(x)                                 any failure of Seller to acquire and maintain legal and equitable title to, and ownership of all or any portion of the Receivables from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to such Originator under the Receivable Sale Agreement in consideration of the transfer by such Originator of any portion of the Receivables, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)                              any failure to vest and maintain vested in the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties, or to transfer to the Administrative Agent for the benefit of the ~~Purchasers~~Investor Parties, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Aggregate Purchaser ~~Interests~~Interest contemplated hereunder) or security interest in the Receivables and Related Security, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii)                           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivables, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii)                        any action or omission by any Seller Party which reduces or impairs the rights of the ~~Agents~~Administrative Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv)                       any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

(xv)                          the failure of any Receivable included in the calculation of the Net Receivables Balance to be an Eligible Receivable at the time so included.

Section 10.2.       Increased Cost and Reduced Return.

(a)                                                                                 If after the date hereof, any Affected Entity shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change therein in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”):  (i) which subjects any Affected Entity to any charge or withholding on or with respect to this Agreement or an Affected Entity’s obligations under this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Affected Entity of any amounts payable under this Agreement (except for changes in the rate of tax on the overall net income of an Affected

Entity) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Entity, or credit extended by an Affected Entity pursuant to this Agreement or (iii) which imposes any other condition the result of which is to increase the cost to an Affected Entity of performing its obligations under this Agreement, or to reduce the rate of return on an Affected Entity’s capital as a consequence of its obligations under this Agreement, or to reduce the amount of any sum received or receivable by an Affected Entity under this Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Purchaser, the Seller shall pay to such Purchaser, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or compensate such Affected Entity for such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Regulatory Change subject to this Section 10.2(a) regardless of the date enacted, adopted or issued.

(b)                                                                                 Payment of any sum pursuant to this Section 10.2 shall be made by the Seller to the applicable Purchaser, for the benefit of the relevant Affected Entity, not later than ten (10) days after any such demand is made.  A certificate of any Affected Entity, signed by an authorized officer claiming compensation under this Section 10.2 and setting forth in reasonable detail the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be presumptive evidence of the amount to be paid, absent manifest error.  Amounts under this Section 10.2 may be demanded at any time within 180 days after the incurrence of such amount without regard to the timing of issuance of any financial statement by Seller, any Purchaser or any Affected Entity.

Section 10.3.       Other Costs and Expenses.  Seller shall pay to the ~~Agents~~Administrative Agent and the Purchasers within 45 days after presentation of an invoice therefor setting forth in reasonable detail the basis for the fees and charges therein all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the Administrative Agent’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of shared legal counsel for the ~~Agents~~Administrative Agent and the Purchasers with respect thereto and with respect to advising ~~the Agents~~them as to their respective rights and remedies under this Agreement.  Seller shall pay to ~~each of~~ the ~~Agents~~Administrative Agent and the Purchasers within 45 days after presentation of an invoice therefor setting forth in reasonable detail the basis for the fees and charges therein any and all costs and expenses of the ~~Agents~~Administrative Agent and the Purchasers, if any, including the reasonable fees and expenses of counsel in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI
~~THE AGENTS~~THE ADMINISTRATIVE AGENT

Section 11.1.       Authorization and Action.  Each Purchaser hereby designates and appoints Wells to act as its administrative agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as Administrative Agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto.  ~~Each of Wells, SunTrust and Fifth Third hereby designates and appoints itself to act as its managing agent hereunder, and authorizes itself to take such actions as managing agent on its behalf and to exercise such powers as are delegated to such managing agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto.  Each of the Agents~~The Administrative Agent hereby agrees to deliver a copy of each notice, certificate or report received by it from the Seller Parties to the ~~applicable~~ Purchasers promptly after receipt thereof.  The ~~Agents~~Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of ~~any of~~ the ~~Agents~~Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for ~~any of~~ the ~~Agents~~Administrative Agent.  In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns~~, and each of the Co-Agents shall act solely as agent for itself and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party, any of such Seller Party’s successors or assigns, or any other Purchaser.  None of the Agents~~.  The Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law.  The appointment and authority of the ~~Agents~~Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids.  Each of the Purchasers hereby authorizes the Administrative Agent to file UCC financing statements and execute the Blocked Account Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2.       Delegation of Duties.  ~~Each of the Agents~~The Administrative Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  ~~None of the Agents~~The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3.       Exculpatory Provisions.  ~~None of~~Neither the ~~Agents~~Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers ~~or other Agents~~ for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other

Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith.  ~~None of the Agents~~The Administrative Agent shall not be under any obligation to any Purchaser ~~or any other Agent~~ to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties.  ~~None of the Agents~~The Administrative Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless ~~such~~the Administrative Agent has received notice from Seller or a Purchaser.

Section 11.4.       Reliance by ~~Agents~~the Administrative Agent.  The ~~Agents~~Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by ~~such~~the Administrative Agent.  ~~Each of the Agents~~The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such Purchasers as it deems appropriate and it shall first be indemnified to its satisfaction by the applicable Purchasers, provided that unless and until ~~such~~the Administrative Agent shall have received such advice, ~~such~~the Administrative Agent may take or refrain from taking any action, as ~~such~~the Administrative Agent shall deem advisable and in the best interests of the Purchasers.  ~~Each of the Agents~~The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of ~~the Required Purchasers or~~ all ~~of the~~ Purchasers~~, as applicable~~, and such request and any action taken or failure to act pursuant thereto shall be binding upon all  of the ~~Purchasers~~Investor Parties.

Section 11.5.       Non-Reliance on ~~Agents and Other Purchasers~~Other Investor Parties.  Each Purchaser expressly acknowledges that none of the ~~Agents,~~Administrative Agent, the LC Issuer nor any of ~~such Agent’s~~their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by ~~any~~the Administrative Agent or the LC Issuer hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by such ~~Agent~~Person.  Each Purchaser represents and warrants to the ~~Agents~~Administrative Agent and the LC Issuer that it has and will, independently and without reliance upon any ~~of the Agents or any~~ other ~~Purchaser~~Investor Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6.       Reimbursement and Indemnification.  The Purchasers agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their respective ~~Commitments~~Percentages, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which ~~the Administrative~~

~~Agent~~Wells, acting in its capacity as Administrative Agent or LC Issuer, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by ~~the Administrative Agent~~Wells, in its capacity as Administrative Agent ~~and~~or LC Issuer, acting on behalf of the ~~Purchasers~~Investor Parties, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7.       ~~Agents in their Individual Capacity~~Administrative Agent in its Individual Capacity.  Each of the ~~Agents, the Purchasers~~Investor Parties and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not an ~~Agent or a Purchaser (as applicable)~~Investor Party hereunder.  With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement in its individual capacity as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms “Purchaser” and “Purchasers” shall include Wells~~, SunTrust and Fifth Third~~.

Section 11.8.       Successor Administrative Agent.  The Administrative Agent may, upon five days’ notice to Seller and the Purchasers, and the Administrative Agent will, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent.  If the Administrative Agent shall resign, then the ~~Required~~remaining Purchasers during such five-day period shall appoint from among the remaining Purchasers a successor administrative agent.  If for any reason no successor Administrative Agent is appointed by the ~~Required~~remaining Purchasers during such five-day period, then effective upon the termination of such five -day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers.  After the effectiveness of any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1.  Assignments.

(a)                           Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement without the prior written consent of each of the ~~Agents~~Purchasers.

(b)                           With the consent of the Seller as long as no Amortization Event has occurred and is continuing (which consent shall not be unreasonably withheld), any Purchaser (“Assigning Purchaser”) may at any time and from time to time assign to one or more Persons (“Assignee Purchaser”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form reasonably acceptable to the parties thereto, Seller and Administrative Agent (an “Assignment Agreement”) executed by such Assignee Purchaser and such Assigning Purchaser.  Upon delivery of an executed Assignment Agreement to the Administrative Agent, such Assigning Purchaser shall be released from its obligations hereunder to the extent of such assignment.  Thereafter the Assignee Purchaser shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the ~~Agents~~Administrative Agent shall be required.

Section 12.2.  Participations.  Any Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”), participating interests in its Purchaser Interests or any other interest of such Purchaser hereunder.  Notwithstanding any such sale by such a Purchaser of a participating interest to a Participant, such Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, the ~~Agents~~Administrative Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.  Each Purchaser agrees that any agreement between such Purchaser and any such Participant in respect of such participating interest shall not restrict such Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.l(b)(i).

Section 12.3.  Federal Reserve.  Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without  limitation, any Receivable and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of the Seller, any other Purchaser or any Agent; provided that no such pledge or grant of a security interest shall release any Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

ARTICLE XIII
[RESERVED]

ARTICLE XIV
MISCELLANEOUS

Section 14.1.  Waivers and Amendments.

(a)                           No failure or delay on the part of any of the ~~Agents~~Administrative Agent or Purchasers in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)                           ~~No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b).  The Seller Parties and Administrative Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:~~ No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Seller Parties and the Investor Parties; provided, however, the Administrative Agent and the Purchasers may enter into amendments to modify any of the terms or provisions of Article XI or Article XII or any other provision of this Agreement without the consent of the Seller Parties, provided that such amendment has no negative impact upon either of the Seller Parties.  Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller Parties and the Investor Parties.~~¶~~

~~(1)           without the consent of each affected Purchaser, (A) extend the Scheduled Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component of Yield), (C) reduce any fee payable to the Administrative Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Purchaser’s Percentage or any Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Required Reserve” or any component thereof, or (H) amend or modify any defined term (or any defined term~~

~~used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or¶~~

~~¶~~

~~(2)           without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent.¶~~

~~¶~~

~~Notwithstanding the foregoing, (A) the Administrative Agent and Seller, with the consent of each Purchaser, may amend this Agreement on terms satisfactory to the Administrative Agent and the Seller to add additional Persons as Purchasers hereunder and (B) the Agents may enter into amendments to modify any of the terms or provisions of Article XI or Article XII or any other provision of this Agreement without the consent of the Seller Parties, provided that such amendment has no negative impact upon either of the Seller Parties.  Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller Parties, the Purchasers and the Agents.~~

Section 14.2.  Notices.  Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing, and  electronic mail) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2.  Seller hereby authorizes each of the ~~Agents~~Administrative Agent, the LC Issuer and the Purchasers to effect ~~purchases~~Purchases based on telephonic notices made by any Person whom ~~such~~the Administrative Agent or such Purchaser in good faith believes to be acting on behalf of Seller.  Seller agrees to deliver promptly to ~~any~~the Administrative Agent a written confirmation of each telephonic notice signed by a Responsible Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by any of the ~~Agents or~~Administrative Agent, the LC Issuer or the Purchasers, as the case may be, the records of such ~~Agent or such Purchaser~~Person, as applicable, shall govern absent manifest error.

Section 14.3.  Ratable Payments.  If any ~~Purchaser~~Investor Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such ~~Purchaser~~Investor Party (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other ~~Purchaser~~Investor Party entitled to receive a ratable share of such Aggregate Unpaids, such ~~Purchaser~~Investor Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other ~~Purchasers~~Investor Parties so that after such purchase each ~~Purchaser~~Investor Party will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such ~~Purchaser~~Investor Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4.  Protection of ~~Ownership Interests of the Purchasers~~Interests of the Investor Parties. ~~¶.~~

(a)                           Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any ~~of~~two Purchasers or the ~~Agents~~Administrative Agent may request, to perfect, protect or more fully evidence the ~~Purchaser Interests,~~interests of the Investor Parties or to enable ~~the Agents or the Purchasers~~each of the Investor Parties to exercise and enforce ~~their~~its rights and remedies hereunder.  Without limiting the generality of the foregoing, Seller hereby authorizes the Administrative Agent to file a financing statement against Seller describing the collateral thereunder as “all assets and the proceeds thereof” or words of the same general effect.  At any time after the occurrence of an Amortization Event, the Administrative Agent may, ~~or the Administrative Agent may~~and shall at the direction of any two Purchasers, (i) notify or direct the Seller ~~or the Servicer~~Parties to~~,~~ notify the Obligors of Receivables, at Seller’s expense, of the ~~ownership or~~ security interests of the ~~Purchasers~~Administrative Agent for the benefit of the Investor Parties under this Agreement, and ~~may also~~(ii) direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent ~~or its designee.~~ ’s Account or another account specified by it in writing.  Seller or the Servicer (as applicable) shall, at any ~~Purchaser~~Investor Party’s request, withhold the identity of such ~~Purchaser~~Investor Party in any such notification.

(b)                           If any Seller Party fails to perform any of its obligations hereunder:  (i) any of the ~~Agents or Purchasers~~Investor Parties may (but shall not be required to) perform, or cause performance of, such obligations, and such ~~Agent’s or such Purchaser~~Investor Party’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3, (ii) each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (A) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables.  The appointment in the preceding clause (ii) is coupled with an interest and is irrevocable.

Section 14.5.  Confidentiality.

(a)                           Each Seller Party and each ~~Purchaser~~Investor Party shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letters and the other confidential or proprietary information with respect to ~~any Agent and their respective~~each of the Investor Parties and its businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such ~~Purchaser~~Investor Party and its officers and employees may disclose such information to such Seller Party’s and such ~~Purchaser~~Investor Party’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)                           Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the ~~Agents or the Purchasers~~Investor Parties by each other, (ii) by any of the ~~Agents or the Purchasers~~Investor Parties to any prospective or actual assignee or participant of any of them, and (iii) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information.  In addition, the ~~Purchasers and the Agents~~Investor Parties may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)                           Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.  For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

Section 14.6.  ~~Patriot Act~~PATRIOT Act.  The ~~Agents and the Purchasers~~Investor Parties hereby notify the Seller Parties that pursuant to the requirements of the ~~USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)~~PATRIOT Act, they are required to obtain, verify and record information that identifies the Seller Parties, which information includes their respective names and addresses and other information that will allow them to identify the Seller Parties in accordance with the Patriot Act.

Section 14.7.  Limitation of Liability.  Except with respect to any claim arising out of the willful misconduct or gross negligence of any of the ~~Agents or Purchasers~~Investor Parties, no claim may be made by any Seller Party or any other Person against any of the ~~Agents or Purchasers or their~~Investor Parties or its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8.  CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 14.9.  CONSENT TO JURISDICTION.  EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK

IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10.      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11.      Integration; Binding Effect; Survival of Terms.

(a)                           This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)                           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.12.      Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13.      Characterization.  It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as ~~an absolute and irrevocable sale, which Purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest.  Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each of the Purchasers and the Agents for all representations, warranties, covenants and indemnities made by Seller~~a secured financing for all purposes.  No Purchase pursuant to the terms of this Agreement~~, and (ii) such sale does not~~ shall constitute and is not intended to result in an assumption by any of the ~~Purchasers or the Agents~~Investor Parties or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables or any other obligations of Seller or any Originator.

In addition to any ~~ownership~~ interest in the Receivables and Related Security which the Administrative Agent may from time to time acquire pursuant hereto, to secure the prompt and complete payment of the Aggregate Unpaids, Seller hereby grants to the Administrative Agent for the ~~ratable~~ benefit of the ~~Purchasers~~Investor Parties a valid and perfected security interest in all of Seller’s right, title and interest, now existing or hereafter arising, in (i) the Receivables, the Related Security and the Collections, (ii) the Letter of Credit Collateral Account, the Facility Account ~~and~~, the Servicer’s Concentration Account and the other Collection Accounts, (iii) Seller’s rights and remedies under the Receivable Sale Agreement, and (iv) all proceeds of any thereof prior to all other liens on and security interests therein~~.  The Agents and the Purchasers~~ (collectively, the “Collateral”).  The Investor Parties shall have, in addition to the rights and remedies that they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 14.14.      No Proceedings¶.  Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against the Seller, or join any Person (other than the Administrative Agent) in instituting against the Seller, any insolvency proceeding (namely, any proceeding of the type referred to in Section 9.1(d)) so long as any Aggregate Unpaids shall be outstanding or there shall not have elapsed two years plus one day since the last day on which any such Aggregate Unpaids shall have been outstanding.  The parties’ obligations under this Section 14.14 shall survive termination of this Agreement.

[The remainder of this page is blank intentionally]¶

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC

By:
Name:	~~J. Ryan VanWinkle~~Doran Schwartz
Title:	Senior Vice President and Chief Financial Officer

Address:	One Liberty Plaza
Liberty, MO 64068
Attention: Cathy Brown
	Phone:	(816) 407-2403
	Fax:	(816) 792-6887
	Email:	cathybrown@ferrellgas.com

FERRELLGAS, L.P.

BY: FERRELLGAS, INC., ITS GENERAL PARTNER

By:
Name:	~~J. Ryan VanWinkle~~Doran Schwartz
Title:	Senior Vice President and Chief Financial Officer

Address:	7500 College Blvd., Suite 1000
Overland Park, Kansas 66210
Attention: ~~James R. VanWinkle~~ Doran Schwartz
	Phone:	(913) 661-1528
	Fax:	(913) 661-1537
	Email:	~~ryanvanwinkle@Ferrellgas.com~~doranschwartz@Ferrellgas.com

WELLS FARGO BANK, N.A.,
Individually as Purchaser and as Administrative Agent

By:
Name:
Title:

Address:	Wells Fargo Bank, N.A.
~~6 Concourse Parkway, Suite 1450~~¶
1100 Abernathy Road¶
Suite 1600
Atlanta, GA 30328-5654
	Attention:	~~Eero Maki~~Patrick E. McConnell
	Telephone:	(~~404) 732-0821~~770) 508-1304
	Fax:	(~~404) 732-0801~~866) 818-1933¶

Email:	~~rsgglobal@wachovia.com~~WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; Patrick.E.Mcconnell@wellsfargo.com

¶

¶

PNC BANK, NATIONAL ASSOCIATION
~~¶~~
~~SUNTRUST BANK,¶~~
~~Individually as Purchaser and as a Co-Agent~~

By:
Name:	Michael Brown
Title:	Managing Director¶

¶

Address:		~~SunTrust Bank~~
~~303 Peachtree Street NE¶~~
~~24th~~ ¶
¶
PNC Bank, National Association¶
300 Fifth Avenue¶
Floor~~, MC 3950¶~~
~~Atlanta, Georgia 30308¶~~
11¶
Pittsburgh, PA 15222¶
Attention:		~~ASG Funding¶~~
~~Telephone: (404) 658-4568¶~~
~~Facsimile: (404) 495-2171~~ Brian Stanley, Managing Director¶
PNC Asset Backed Finance¶
	Office:	412.768.2001¶
	Cell:	724.859.7151¶
	Fax:	412.762.9184
~~E-mail:~~	Email: brian.stanley@pnc.com ~~¶~~
~~¶~~
~~¶~~
~~With a copy to:~~
~~¶~~
~~SunTrust Robinson Humphrey, Inc.~~
~~303 Peachtree Street NE~~
~~24th Floor, MC 3950~~
~~Atlanta, Georgia 30308¶~~
~~Attention: ASG Portfolio Management~~
~~Telephone: (404) 813-5006~~
~~Facsimile: (404) 813-0000~~
~~E-mail: TPFC.AssetManagement@SunTrust.com~~

FIFTH THIRD BANK~~, individually as Purchaser and as a Co-Agent~~

By:
Name:	Andrew D. Jones
Title:	~~Vice President~~Director — Asset Securitization

Address:	Fifth Third Bank
Asset Securitization
38 Fountain Square Plaza
MD 109046
Cincinnati, OH 45263
Attention: Andrew D. Jones
Telephone: (513) 534-0836
Fax: (513) 534-0319
E-mail: Andrew.Jones@53.com

With a copy to:

~~Fifth Third Bank~~
~~Asset Securitization~~
~~222 S. Riverside Plaza~~
~~MD GRVR0A~~
~~Chicago, IL 60606~~
~~Attention: Kacee Huisinga~~
~~Telephone: (312) 704-6852~~
~~Fax: (312).704-4127~~
~~E-mail:~~ E-mail: Email: patrick.berning@53.com; Richard.manning@53.com; 53.Securitization.Bancorp@53.com ; joy.rutan@53.com¶

EXHIBIT I

DEFINITIONS

As used in this Agreement:

(a)                                 Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Receivable Sale Agreement (hereinafter defined); and

(b)                                 The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means account no. ~~2070482789126, account name: Leverage Finance — NC, at Wachovia Bank, National Association, ABA No. 053000219, Reference:  Ferrellgas Receivables, LLC, or any other account as the Administrative Agent may indicate from time to time.~~37235547964500224 at Wells Fargo Bank, N.A., account name: Ferrellgas Receivables, LLC, ABA No. 121-000-248, or any other account as the Administrative Agent may indicate from time to time.

“Administrative Agent’s Fee Letter” means the letter agreement dated as of ~~July 27, 2016~~May 11, 2018 between Seller and the Administrative Agent, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Entity” means (i) any Purchaser, or (ii) any bank holding company in respect of such Purchaser.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.~~¶~~

~~“Agents” has the meaning set forth in the preamble to this Agreement.~~

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of ~~all Purchaser Interests~~the Administrative Agent and the Purchasers outstanding on such date.

“Aggregate Commitment” means, on any date of determination, the aggregate of the Purchasers’ several Commitments.

“Aggregate ~~Reduction” has the meaning specified in Section 1.3(a).~~Credit Exposure” means, on any date of determination with respect to the Administrative Agent and all Purchasers, the sum of the Purchasers’ respective Credit Exposures.¶

“Aggregate Face Amount Outstanding” means, on any date of determination, the aggregate undrawn amount of Letters of Credit then outstanding.¶

“Aggregate Purchaser Interest” means, at any time, the aggregate of the Purchaser Interests of each Investor Party¶

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserve Percentage” means, on any date of determination the sum of (a) the Yield Reserve, (b) the Servicing Reserve and (c) the greater of (i) the Dynamic Reserve Percentage and (ii) the Floor Reserve Percentage.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Capital, Total LC Obligations, accrued and unpaid ~~fees under the Fee Letters~~Fees, LC Fees, Yield, ~~Aggregate Capital~~Interest, and Indemnified Amounts and all other unpaid Recourse Obligations (whether due or accrued) at such time.

“Agreement” means this Receivables Purchase Agreement dated as of January 19, 2012 among the Seller, ~~Ferrellgas~~the Servicer, the Purchasers, the LC Issuer and the ~~Agents~~Administrative Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, on any date of determination, a floating rate per annum equal to the sum of (a) the greatest of (i) the Prime Rate, (ii) the sum of the Federal Funds Effective Rate plus 0.50%, and (iii) 0%, plus (b) the Applicable Margin.~~¶~~

~~“Amendment No. 4 Effective Date” means September 27, 2016.~~

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, and (iv) the date which is 5 Business Days after the Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.¶

“Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Margin” means~~:  For the period beginning on April 28, 2017, the applicable percentage set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agents pursuant to Section 7.2(b):~~ 2.0% per annum; provided, however, that the Applicable Margin shall increase to 4.0% per annum at any time during which an Amortization Event exists and is continuing.~~¶~~

~~¶~~

~~; provided, however, that each of the foregoing percentages shall increase by 200 basis points at any time during which an Amortization Event exists and is continuing.  Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio pursuant to the above, shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Purchasers, the maximum percentage set forth above shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.¶~~

~~If, as a result of any restatement of or other adjustment to the financial statements of Ferrellgas or for any other reason, Ferrellgas or the Purchasers determine that (i) the Consolidated Leverage Ratio as calculated by Ferrellgas as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, Seller shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Purchasers, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Ferrellgas under the Bankruptcy Code of the United States, automatically and without further action by any Agent or any Purchaser), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of any of the Agents or the Purchasers under Article IX.  Seller’s obligations under this paragraph shall survive until the date that is 365 days after the later to occur of (A) termination of the Aggregate Commitment and (B) repayment of all Aggregate Unpaids.~~

“Assignee Purchaser” has the meaning set forth in Section 12.1(b).

“Assigning Purchaser” has the meaning set forth in Section 12.1(b).

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Base Dilution Reserve Percentage” means the product of (i) the average of the monthly Dilution Ratios during the 12 most recent Measurement Periods and (ii) the Dilution Horizon Ratio.

“Blocked Account Agreement” means an agreement among an Originator or the Seller, as applicable, the Administrative Agent and Wells Fargo Bank, N.A. (or other applicable Collection Bank) with respect to the Servicer’s Concentration Account, the Facility Account or such other Collection Account as the Administrative Agent may specify, in form and substance reasonably satisfactory to the parties thereto.

“Business Day” means any day on which banks are not authorized or required to close in ~~Charlotte, North Carolina~~Pittsburgh, Pennsylvania, Cincinnati, Ohio or Atlanta, Georgia, and, if the applicable Business Day relates to any computation or payment to be made with respect to LMIR, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital” of any Purchaser Interest means, at any time, (A) the Cash Purchase Price ~~of such Purchaser Interest~~paid therefor, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section ~~2.5~~3.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Lease Obligation” has the meaning set forth in the Credit Agreement.¶

“Cash Collateralize” means to pledge and deposit into the Letter of Credit Collateral Account at Wells, for the benefit of the LC Issuer, as collateral for the Total LC Obligations, immediately available funds pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer.  The term “Cash Collateral” shall have a correlative meaning.  In order to be considered fully-Cash Collateralized, a Letter of Credit must be covered by Cash Collateral in an amount equal to 105% of its maximum remaining face amount outstanding.¶

“Cash Purchase Price” has the meaning specified in Section 1.2(a).

“Change of Control” means (~~a) a Change of Control under and as defined in the Credit Agreement, or (b) Ferrellgas ceases to own 100% of the outstanding Equity Interests of Seller.~~i) a “Change of Control” as defined in the Credit Agreement exclusive of clause (e) and, except as it pertains to Ferrellgas, Blue Rhino or Seller, clause (g) of such definition, or (ii) Ferrellgas ceases to own 100% of the outstanding Equity Interests of Seller or Blue Rhino.

“Charged-Off Receivable” means a Receivable:  (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, or (iv) which has been identified by Seller as uncollectible.

“Charged-Off Trigger Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables that became Charged-Off Receivables during the Measurement Period ending on such Cut-Off Date, by (y) the aggregate original Outstanding Balance of all Receivables originated during the six preceding Measurement Periods.

“~~Co-Agent” has the meaning set forth in the preamble to this Agreement.~~Collateral” has the meaning specified in Section 14.13.

“Collection Account” means each ~~account designated as a “Secondary Collection Account” on Schedule D hereto and each other concentration account, depositary account, lock-box account or similar account (other than each of the Originator’s Accounts) in which any Collections are collected or deposited.~~ concentration account, depositary account, lock-box account or similar account (other than any Originator’s Account) in which any Collections are collected or deposited, including, without limitation, each account designated on Schedule C or Schedule D hereto.  For the avoidance of doubt, all Collection Accounts must be listed on either Schedule C or Schedule D hereto.

“Collection Bank” means any bank at which a Collection Account is maintained.

“Collection Notice” means a notice in the form attached to a Blocked Account Agreement from the Administrative Agent to the Collection Bank party thereto terminating the Servicer’s or Seller’s authority to make withdrawals from each Collection Account subject thereto.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all Deemed Collections (if any) with respect to such Receivable.

“Commingling Risk Reserve Percentage” means 7.50%, provided that if deemed necessary or advisable in the reasonable judgment of (a) the Administrative Agent or (b) Fifth Third and ~~SunTrust~~PNC, acting jointly, in either case, following (i) an adverse change in financial condition or circumstances of ~~Seller~~Servicer and (ii) consultation with (which does not imply concurrence of) ~~Seller~~Servicer, the Administrative Agent may (and shall if directed to do so by Fifth Third and ~~SunTrust~~PNC, acting jointly), increase this percentage to a higher percentage not to exceed 12.5%.

“Commitment” means for each Purchaser, its commitment to purchase Purchaser Interests from Seller ~~in the aggregate amount set forth on Schedule A hereto, as the same may be updated from time to time pursuant to Section 1.1(b) or pursuant to the following proviso provided, however, that not more than once during the term of this Agreement, so long as no Amortization Event or Potential Amortization Event exists or would result therefrom, one or more of the Purchasers (each, an “Increasing Purchaser”) may, at the request of Seller, consent to an increase in its Commitment of not more than $50,000,000 in the aggregate for all Purchasers, and each of the applicable Purchasers, in its sole and absolute discretion, may consent to or decline to consent to its share, if any, of the requested increase.  Any increase in an Increasing Purchaser’s Commitment may be effectuated pursuant to an instrument signed by such Increasing Purchaser and the Seller, and concurrently therewith Schedule A hereto shall be deemed automatically updated to reflect the increased Commitment of each Increasing Lender documented~~

~~therein.~~(through the Administrative Agent) in the aggregate amount set forth on Schedule A hereto, as the same may be updated from time to time pursuant to Section 1.1(b).

“Commitment Availability” means, as to each Purchaser, at any time the positive difference (if any) between (a) its Commitment at such time, minus (b) such Purchaser’s ~~Capital outstanding~~Credit Exposure at such time.

“Concentration Percentage” means, at any time in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the percentage determined according to the following table for Obligors who have a non-credit-enhanced, senior unsecured short term debt rating currently assigned to them by S&P or Moody’s (or in the absence thereof, the equivalent non-credit enhanced long-term unsecured senior debt ratings):~~¶~~

¶

Level	S&P Short- Term Rating (if no long- term rating is available)	Moody’s Short-Term Rating (if no long-term rating is available)	S&P Rating Long-Term Rating	Moody’s Long-Term Rating	Concentration Percentage
1	A-1+	P-1	AA or better	Aa2 or better	10%
2	A-1	P-1	> A	> A2	8%
3	A-2	P-2	> BBB	> Baa2	6%
4	A-3	P-3	BBB-	Baa3	4%
5	Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	2.5%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two (if there is only one rating level difference), and one rating above the lower rating (if there are two or more rating levels difference), (ii) if any Obligor has only one rating available, the next lower rating category will apply, (iii) if any Obligor is not rated by either S&P or Moody’s, the Concentration Percentage shall be the percentage set forth in level 5 above shall apply, (iv) if any Obligor’s payment obligation with respect to a Receivable is guaranteed by such Obligor’s parent, the parent’s ratings will be used but shall be subject to the other provisions of this definition, and (v) upon Seller’s request from time to time, the Purchasers, in their sole discretion, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by ~~the Required~~all Purchasers upon not less than thirty (30) days’ written notice to the Seller ~~and the Purchasers~~.¶

“Covered Entity” shall mean (a) each Originator, each Seller Party, each Subsidiary of an Originator or a Seller Party, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain ~~Credit Agreement, dated as of November 2, 2009, by and among Ferrellgas, the General Partner, each lender from time to time party thereto and Bank of America, N.A. as administrative agent, as in effect on the date of this Agreement and as amended by Amendment No. 1 to Credit Agreement dated as of September 23, 2011, Amendment No. 2 to Credit Agreement dated as of October 21, 2013, Amendment No. 3 dated as of June 6, 2014, Amendment No. 4 dated as of May 29, 2015, Amendment No. 5 dated as of September 23, 2016, and Amendment No. 6 dated as of April 28, 2017, and as further amended, restated or otherwise modified from time to time with the consent of the Agents under this Agreement in their capacities as such unless otherwise expressly provided herein, regardless of whether the same remains in effect.~~Financing Agreement, dated as of May 4, 2018, by and among Ferrellgas, L.P., a Delaware limited partnership, Ferrellgas, Inc., a Delaware corporation, and certain Subsidiaries of Ferrellgas, L.P. as guarantors, the lenders from time to time party hereto, TPG Specialty Lending, Inc., a Delaware corporation, as administrative agent for the Lenders, as collateral agent for the Lenders and lead arranarranger, as in effect on May 14, 2018 and as thereafter amended, restated or otherwise modified from time to time except as may be prohibited by the Intercreditor Agreement, regardless of whether such Financing Agreement remains in effectger.

“Credit and Collection Policy” means, as to an Originator, such  Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IV to the Receivable Sale Agreement, as modified from time to time in accordance with this Agreement.¶

“Credit Event” means the making of any Investment or Reinvestment, or the issuance or any Modification of a Letter of Credit pursuant to this Agreement.¶

“Credit Exposure” means, on any date of determination with respect to any Purchaser, the sum of (i) such Purchaser’s Capital, plus (ii) its Percentage of the LC Obligations.  In computing a Purchaser’s Credit Exposure in connection with an Incremental Purchase, the proceeds of which will be used to refinance an LC Disbursement, the Seller need not count both such Purchaser’s Percentage of the Reimbursement Obligations and its Percentage of the Cash Purchase Price of such Purchaser Interest.  In addition, in computing a Purchaser’s Credit Exposure in connection with any Credit Event, the Seller need not count such Purchaser’s Percentage of the amount of any LC Obligations that are fully Cash Collateralized.

“Cut-Off Date” means the last day of each Measurement Period.

“Days Sales Outstanding”  means, as of any day, an amount equal to the product of (1) 91, multiplied by (2) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the last day of the most recent Measurement Period, by (ii) the aggregate amount of Receivables created during the three (3) Measurement Periods ending on the last day of the current Measurement Period.

“Deemed Collections” means Collections deemed to be received by the applicable Originator in accordance with Section 1.3 of the Receivable Sale Agreement.  Deemed Collections shall constitute Collections required to be remitted pursuant to ~~Sections 2.2 and 2.3~~Section 3.1 of this Agreement when and as they are deemed to arise under the Receivable Sale Agreement.

“Default Ratio” means, for any Measurement Period, a ratio (expressed as a percentage) equal to (a) the sum of (i) the aggregate Outstanding Balance of all Receivables as to which any payment or part thereof remains unpaid for more than 90 but less than 121 days after the original due date for such payment and (ii) the aggregate Outstanding Balance of all Receivables that were less than 90 days past due that became Charged-Off Receivables during such Measurement Period, divided by (b) the aggregate Outstanding Balance of all Receivables originated during the fourth preceding Measurement Period.

“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than ~~61~~60 days from the original due date for such payment.

“Delinquency Trigger Event” means, as of the last day of any Measurement Period, the Delinquency Trigger Ratio for such Measurement Period exceeds (A) 11% for each Measurement Period ending in April through and including October of any year, or (B) 9.1% for each Measurement Period ending in November through and including March of any year.

“Delinquency Trigger Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such Cut-Off Date, by (ii) the aggregate Outstanding Balance of all Retail Receivables as of such Cut-Off Date.

“Delinquent Receivable” means a Retail Receivable as to which any payment, or part thereof, remains unpaid for 31-60 days from the original due date for such payment.

“Dilution Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which equals the aggregate sales generating Receivables originated during the most recently ended Measurement Period (including, without limitation, all invoices, debit memos and Finance Charges), and the denominator of which equals the Net Receivables Balance as of the last day of the most recently ended Measurement Period, or, in each case, a longer period if it is determined during the most recently completed field examination that the average lag between the issuance of credit memoranda and the date of the related invoice is longer than 30 days.

“Dilution Ratio” means, for any Measurement Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Measurement Period divided by (ii) the aggregate sales generating Receivables originated during the preceding Measurement Period.

“Dilution Reserve Percentage” means, as of any date of determination, a percentage calculated in accordance with the following formula:

[(SF x ED) + [(DS - ED) x (DS/ED)]] x DHR

where:~~¶~~

¶

SF	=	2.25;
ED	=	The average of the monthly Dilution Ratios occurring during the 12 most recent Measurement Periods;
DS	=	The highest three-month rolling average of the Dilution Ratios occurring during the 12 most recent Measurement Periods; and
DHR	=	The Dilution Horizon Ratio at such time.

“Dilutions” means, at any time, the aggregate amount of any reduction or cancellation of the outstanding principal balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any misrepresentation.

“Discount Rate” means, if available, LMIR (otherwise, the Alternate Base Rate).

“Dynamic Reserve Percentage” means on any date of determination, the sum of the Loss Reserve Percentage and the Dilution Reserve Percentage.

“Eligible Receivable” means, at any time, a Receivable:

(i)                                     the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States (each such Receivable, a “Domestic Receivable”), except that Receivables which are not Domestic Receivables in an amount that does not exceed 2% of the aggregate Outstanding Balance of total Receivables may be included as “Eligible Receivables” without the need to perfect the Administrative Agent’s security interest in such Receivables under the laws of any foreign jurisdiction; (b) is not an Affiliate of any of the parties hereto; (c) is not a Sanctioned Person; and (~~c~~d) is not a Governmental Authority against which claims may only be assigned in compliance with the Federal Assignment of Claims Act or similar legislation (each such Receivable, the Obligor of which is a Governmental Authority against which claims may only be assigned in compliance with the Federal Assignment of Claims Act or similar legislation, being a “Government Receivable”), except that a portion of Government Receivables not to exceed 2% of the aggregate Outstanding Balance of total Receivables may be included as “Eligible Receivables” without the need to comply with the Federal Assignment of Claims Act or similar legislation,

(ii)                                  the Obligor of which is not the Obligor on Defaulted Receivables, the aggregate Outstanding Balance of which exceeds 50% of such Obligor’s total Receivables,

(iii)                               which is not, on any date of determination, a Defaulted Receivable, a Charged-Off Receivable, or, if a Delinquency Trigger Event has occurred, a Delinquent Receivable,

(iv)                              which by its terms is due and payable within 30 days of the original billing date therefore and has not had its payment terms extended, provided that Receivables due and payable between 31 and 90 days of the original billing date in an aggregate amount not to exceed 15% of total Receivables may be included in Eligible Receivables,

(v)                                 which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi)                              which is denominated and payable only in United States dollars in the United States,

(vii)                          which arises under an invoice, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii)                        which arises under an invoice which (A) does not require the Obligor under such invoice to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such invoice and (B) does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent to exercise its rights, on behalf of the Purchasers, under the Transaction Documents, including, without limitation, its right to review such invoice,

(ix)                              which arises under an invoice that contains an obligation to pay a specified sum of money, contingent only upon the sale of propane, propane appliances or other related goods or the provision of services by the applicable Originator,

(x)                                 which, together with the invoice related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the invoice related thereto is in violation of any such law, rule or regulation,

(xi)                              which satisfies all material requirements of the applicable Credit and Collection Policy,

(xii)                           which was generated in the ordinary course of the applicable Originator’s business,

(xiii)                        which arises solely from the sale of propane, propane appliances or other related goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv)                       as to which the Administrative Agent has not notified Seller that the Administrative Agent has determined, in the exercise of its commercially reasonable credit judgment, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable,

(xv)                          which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the propane, propane appliances or other related goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the invoice, or defective goods returned in accordance with the terms of the invoice),

(xvi)                       as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvii)                    in which Seller’s ownership interest therein is free and clear of any Adverse Claim other than a first priority perfected security interest in favor of the Administrative Agent, and

(xviii)                 which is reported on PeopleSoft or Navision or such other similar system that is reasonably acceptable to the Administrative Agent.

Notwithstanding the foregoing, Receivables associated with the “level-pay program” shall be Eligible Receivables to the extent that the aggregate amount of such Receivables does not exceed 20% of total Retail Receivables.  For the avoidance of doubt, (a) Receivables associated with the “level-pay program” shall be counted towards the percentage in the preceding sentence and shall be Eligible Receivables only if the account balance of the Obligor participating in the level-pay program is a debit, and (b) anything contained in the representations, covenants or indemnities of this Agreement to the contrary notwithstanding, in no event will the failure to perfect the Administrative Agent’s security interest in Eligible Receivables permitted under clause (i)(a), (i)(b) or (i)(c) of this definition under foreign law, the Federal Assignment of Claims Act or similar legislation, as applicable, give rise to an Amortization Event or to Indemnified Amounts.¶

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was, within the past six (6) years, sponsored, maintained or contributed to by, or required to be contributed by, either Seller Party or any of their respective ERISA Affiliates.¶

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.¶

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.  Any former ERISA Affiliate of either of the Seller Parties shall continue to be considered an ERISA Affiliate of such Seller Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Seller Party and with respect to liabilities arising after such period for which either Seller Party could be liable under the Internal Revenue Code or ERISA.¶

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan or a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA) or  that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by either Seller Party or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to either of the Seller Parties or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on either of the Seller Parties or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of either of the Seller Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by either of the Seller Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in  insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, or (h) the imposition of a Lien pursuant to ERISA with respect to any Pension Plan.

“Facility Account” means the account in the name of the Seller at Wells Fargo Bank in Dallas, Texas designated on Schedule D hereof as the “Facility Account” or such other account designated in writing by the Seller or the Servicer and the Administrative Agent as being the “Facility Account.”

“Facility Termination Date” means the earlier of (i) the Amortization Date and (ii) the Scheduled Termination Date.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee ~~Letter~~Letters” means ~~each of~~ the Administrative Agent’s Fee Letter and the Purchasers’ Fee Letter.¶

“Fees” means, collectively, any fees (other than LC Fees) payable pursuant to the Purchasers’ Fee Letter or the Administrative Agent’s Fee Letter.

“Ferrellgas” has the meaning set forth in the preamble to this Agreement.

“Fifth Third” has the meaning set forth in the preamble to this Agreement.¶

“Final Payout Date” means the date on or after the Facility Termination Date on which (i) the Purchase Limit and all Commitments have been reduced to zero ($0), and (ii) all Aggregate Unpaids have been paid or Cash Collateralized in full.

“Floor Reserve Percentage” means the sum of ~~the Concentration Percentage~~12.5%, the Base Dilution Reserve Percentage and the Commingling Risk Reserve Percentage. ¶

“Fronting Fee” has the meaning specified in the Administrative Agent’s Fee Letter.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“General Partner” means Ferrellgas, Inc., a Delaware corporation and the sole general partner of Ferrellgas.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness, lease, dividend, distribution, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.  The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.~~¶~~

~~“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.~~

“Indebtedness” ~~of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital~~

~~Lease Obligations; (g) all Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations (as defined in the Credit Agreement); (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Adverse Claim upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that “Indebtedness” shall not include Synthetic Lease Obligations.~~has the meaning provided in the Credit Agreement.

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate ~~Capital~~Credit Exposure hereunder.

“Independent Director” means a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of the Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”):  the Servicer, the Originators, the General Partner or any of their respective Subsidiaries or Affiliates (other than the Seller), (B) a supplier to any of the Independent Parties or the Seller, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties or the Seller, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties or the Seller; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance transactions, instruments, agreements or securities.  Notwithstanding the foregoing, the term “Independent Director” includes Benjamin Abedine, who is the independent director of Seller as of the date of this Agreement.  ¶

“Intercreditor Agreement” means an agreement by and between the Administrative Agent and TPG Specialty Lending, Inc., as administrative agent and collateral agent under the Credit Agreement, and acknowledged by Ferrellgas and the Seller with respect to certain matters concerning the facility evidenced by the Transaction Documents.¶

“Interest” has the meaning specified in Section  2.3(b) of this Agreement.

“Interim Report” means a report in substantially the form of Exhibit VII hereto (appropriately completed), furnished by the Servicer to the ~~Agents~~Purchasers pursuant to Section 8.5(b).

“Interim Reporting Date” means ~~(a) the third Business Day of each calendar week, (b) the eighth Business Day of each calendar month beginning on or after May 1, 2012, (c) each~~

~~Business Day following not less than three Business Days’ prior written notice from the Administrative Agent that it desires daily reporting, and (d) each other Business Day selected by the Servicer.~~each Business Day.¶

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment Base” has the meaning ~~set forth~~specified in Section 1.1(a).¶

“Investment Excess” means, on any Business Day, that (a) the Aggregate Credit Exposure hereunder exceeds the lesser of (i) the Purchase Limit and (ii) the Investment Base, or (b) the Purchaser Interest Coverage Percentage shall exceed 100%.¶

“Investor Parties” has the meaning specified in the preamble, and “Investor Party” means any of them.¶

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.¶

“LC Application” means an application, duly completed and signed by the Seller, in substantially the form of Exhibit V hereto, as such form may be updated from time to time by the LC Issuer.¶

“LC Disbursement” has the meaning specified in Section 2.3 of this Agreement.¶

“LC Fee” has the meaning specified in the Purchasers’ Fee Letter.¶

“LC Obligation” means, at any time, the sum, without duplication, of (a) the Aggregate Face Amount Outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.¶

“LC Sublimit” means $50,000,000.¶

“LCR Security” means any commercial paper or security (other than equity securities issued to the MLP or any Originator that is a consolidated subsidiary of the MLP under GAAP) within the meaning of Paragraph   .32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).¶

“Letter of Credit” has the meaning specified in the Receivable Sale Agreement.¶

“Letter of Credit Collateral Account” means a segregated Cash Collateral account at Wells in the Administrative Agent’s name that is under the exclusive control of the Administrative Agent (for the benefit of the LC Issuer).¶

“Letter of Credit Request” has the meaning specified in the Receivable Sale Agreement.

“LMIR” means, for any day, the sum of (a) the greater of (i) the one-month “Eurodollar Rate” for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page), and (ii) 0%, plus (b) the Applicable Margin.~~¶~~

~~“Lock-Box” means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.~~

“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which equals the aggregate sales generating Receivables originated during the immediately preceding three Measurement Periods (including, without limitation, all invoices, debit memos and Finance Charges), and the denominator of which equals the Net Receivables Balance as of the last day of the most recently ended Measurement Period.

“Loss Reserve Percentage” means at any time a percentage calculated in accordance with the following formula:

SF x LHR x LR

Where:~~¶~~

¶

SF	=	2.25;
LHR	=	The Loss Horizon Ratio; and
LR	=	The highest three-month rolling average of the Default Ratio occurring during the 12 most recent Measurement Periods.

“Material Adverse Effect” means a material adverse effect on (i) the ~~financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectability of the Receivables generally or of any material portion of the Receivables.~~business operations, properties, assets, financial condition, or liabilities of the Servicer and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to fully and timely perform its obligations under any Transaction Document to which it is a party, (iii) the legality, validity, binding effect, or enforceability against a Seller Party of any Transaction Document to which it is a party, (iv) any Investor Party’s interest in the Receivables generally or in any significant portion of the Collateral, (v) the collectability of the Receivables generally or of any material portion of the Receivables, or (vi) the rights, remedies and benefits available to, or conferred upon, any Investor Party under any Transaction Document.

“Measurement Period” means a calendar month.

“Monthly Payment Date” means the fifth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

“Monthly Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), furnished by the Servicer to the ~~Agents~~Purchasers pursuant to Section 8.5(a).

“Monthly Reporting Date” has the meaning set forth in Section 8.5(a).¶

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, reduced by the aggregate amount (without double-counting) by which the Outstanding Balance of all Eligible Receivables of any one Obligor exceeds the Concentration Percentage of the Outstanding Balance of all Eligible Receivables.¶

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Originator” means each of Ferrellgas and Blue Rhino Global Sourcing, Inc. in its capacity as seller under the Receivable Sale Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.¶

“PATRIOT Act” has the meaning set forth in Section 5.1(aa).¶

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.¶

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Percentage” means, for each Purchaser on any date of determination, the ratio (expressed as a percentage) of its Commitment to the Aggregate Commitments.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.¶

“PNC” has the meaning set forth in the preamble to this Agreement.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wells or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Purchase” means ~~an Incremental Purchase or a Reinvestment.~~each purchase of a Purchaser Interest hereunder, regardless of whether the Purchase Price therefor is paid in cash or through the issuance of a Letter of Credit.

“Purchase Account” has the meaning set forth in Section 1.7.¶

“Purchase Date” means the Business Day on which a Credit Event occurs pursuant to this Agreement.

“Purchase Limit” means, on any date of determination, an amount equal to the Aggregate Commitment which shall not exceed $250,000,000 without the consent of the Seller Parties and all Investor Parties.

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, ~~with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (a) the amount requested by Seller in the applicable Purchase Notice, (b) the unused portion of the Purchase Limit on the applicable purchase date and (c) the excess, if any, of (i) the Net Receivables Balance less the Required Reserves on the applicable purchase date over (ii) the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report or Interim Report, as applicable, taking into account such proposed Incremental Purchase.~~for any Purchaser Interest, the sum of the Cash Purchase Price therefor (if any) plus the maximum face amount of any Letters of Credit issued or extended in consideration therefor.

“Purchaser” means any of Wells, Fifth Third or ~~SunTrust~~PNC.

“Purchaser Interest” means, for any Investor Party at any time~~, for the Administrative Agent or any Purchaser~~, an undivided percentage ~~ownership~~ interest associated with ~~a designated amount of Capital selected pursuant to the terms and conditions hereof~~its Credit Exposure in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.  Such undivided percentage interest shall equal:

CE
IB

where:

CE	=	Such Investor Party’s Credit Exposure; and

IB	=	Investment Base

provided, however, that from and after the Facility Termination Date, ~~the~~each Purchaser’s Purchaser Interest shall equal ~~100%~~its Percentage.¶

“Purchaser Interest Coverage Percentage” means, at any time, the percentage computed as:¶

Aggregate Credit Exposure + Required Reserve
Net Receivables Balance

¶

The Purchaser Interest Coverage Percentage shall be determined on May 11, 2018.  Thereafter, until the Facility Termination Date, such Purchaser Interest Coverage Percentage shall be automatically recomputed on each Business Day.  From and after the Facility Termination Date, the Purchaser Interest Coverage Percentage shall be deemed to be 100%.  The Purchaser Interest Coverage Percentage shall become zero when the Final Payout Date has occurred, and the Servicer shall have received all accrued and unpaid Servicing Fees owing to it.

“Purchasers’ Fee Letter” means the letter agreement dated as of ~~the date hereof~~May 11, 2018 between Seller~~, the Administrative Agent and each other Purchaser~~ and the Investor Parties, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Receivable Sale Agreement” means that certain Amended and Restated Receivable Sale Agreement, dated as of January 19, 2012, among the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

“Recourse Obligations” shall have the meaning set forth in Section ~~2.1.~~3.1.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.2(a).¶

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Seller then outstanding under Section 2.3 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more LC Disbursements.

“Reinvestment” has the meaning set forth in Section ~~2.2.~~3.2.

“Related Security” means, in respect of the Receivables: (i) all Records, (ii) all of Seller’s rights and remedies under the Receivable Sale Agreement, and (iii) all proceeds of the Receivables and of the foregoing.

“~~Required Purchasers” means, (a) at any time there are Commitments outstanding and at least two Purchasers party hereto, Purchasers with Commitments in excess of 66-2/3% of the Aggregate Commitment but in no event less than two Purchasers, (b) at any time there no Commitments outstanding and at least two Purchasers party hereto, Purchasers with Capital in~~

~~excess of 66-2/3% of the Aggregate Capital but in no event less than two Purchasers, and (c) at any time there is only one Purchaser party hereto, such Purchaser.~~Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Reserve” means, on any date of determination, the product of the Aggregate Reserve Percentage times the Net Receivables Balance.

“Responsible Officer” means (a) with respect to Servicer, the chief executive officer, the president, the chief financial officer, vice president accounting and finance, manager of finance, the treasurer or assistant treasurer of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of Seller and (b) with respect to Seller, the chief executive officer, the president, the chief financial officer, vice president of finance, manager of finance, the treasurer or assistant treasurer of Seller or any other officer having substantially the same authority and responsibility to act on behalf of Seller.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivable Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

“Restricted Subsidiaries” has the meaning set forth in the Credit Agreement.

“Retail Receivable” means each account receivable owed to Ferrellgas (at the time it arises, and before giving effect to any transfer or conveyance under the Receivable Sale Agreement), arising in connection with the sale of propane or provision of related services by Ferrellgas (other than sales made under the trade name of Ferrell North America and tank exchange sales made under the trade name of Blue Rhino), including, without limitation, the obligation to pay any Finance Charges with respect thereto.  Accounts receivable arising from any one transaction, including, without limitation, accounts receivable represented by a single invoice, shall constitute a Receivable separate from a Receivable consisting of the accounts arising from any other transaction; provided, further, that any account receivable referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or Ferrellgas treats such obligation as a separate payment obligation.¶

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.¶

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Termination Date” means the earlier to occur of (a) the stated maturity date under the Credit Agreement (or any replacement thereof and as the same may be modified from time to time regardless of whether the ~~Agents under this Agreement consent to such modification), and (b) July 29, 2019.~~Purchasers under this Agreement consent to such modification), and (b) May 11, 2021; provided, however, that Seller may request, and the Investor Parties may, in their sole discretion and subject to such additional due diligence, credit approval and other conditions as they may deem necessary or appropriate agree to extensions of the date set forth in the foregoing clause (b) but in no event will such date be extended beyond the earlier to occur of (i) three (3) years from the effective date of such extension and (ii) the maturity date of the Credit Agreement.¶

“Securitization Termination Notice” means a written notice issued in accordance with the Intercreditor Agreement by the Collateral Agent (as defined in the Credit Agreement) at any time (i) that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under Section 8.1(a) thereof (but in the case of Section 8.1(a)(iv) thereof, (x) arising from the failure to pay any interest on the Loans (as defined in the Credit Agreement) due under the Credit Agreement or (y) arising from the failure to make payment on an amount (other than principal or interest on any Loan) due under the Credit Agreement in an amount in excess of $500,000), Section 8.1(f) of the Credit Agreement or Section 8.1(g) of the Credit Agreement or (ii) the Purchase Limit under this Agreement is greater than $250,000,000.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be ~~an Agent~~a Purchaser) then authorized pursuant to Article VIII to service, administer and collect Receivables.

~~“~~“Servicer’s Concentration Account~~”~~” has the meaning set forth in the Receivable Sale Agreement.¶

“Servicing Fee” means a fee payable to the Servicer as compensation for its servicing activities during the Measurement Period, or portion thereof, then most recently ended, at a rate per annum equal to 1% (or such higher percentage as may be reported as the rate for the Servicing Fee in the immediately preceding Measurement Period on any Monthly Report with the consent of the Purchasers) multiplied by the average aggregate Outstanding Balance of all Receivables during such period.  The Servicing Fee shall be computed for actual days elapsed on the basis of a year consisting of 365 (or, when appropriate, 366) days.

“Servicing Reserve”  means, for any Measurement Period, the product (expressed as a percentage) of (1) 1% (or such higher percentage as may be reported as the rate for the Servicing Fee in the immediately preceding Measurement Period on any Monthly Report with the consent of the Purchasers), times (2) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent twelve (12) Measurement Periods and the denominator of which is 360.¶

“Solvent” means, with respect to Seller, that as of the date of determination, both (a)(i) the sum of Seller’s debt (including contingent liabilities) does not exceed the present fair saleable value of its present assets; (ii) Seller’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) Seller has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) Seller is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of Seller.~~¶~~

~~“SunTrust” has the meaning set forth in the preamble to this Agreement.~~

“Surety Instruments” means all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“~~Synthetic Lease” means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.~~Total LC Obligations” means, on any date of determination, the sum of all outstanding LC Obligations (whether actual or contingent), any accrued and unpaid Interest, all unpaid LC Fees, and all other transactional fees and expenses of the LC Issuer payable by the Seller pursuant to the LC Application in connection with any Letter of Credit or Modification.~~¶~~

~~“Synthetic Lease Obligation” means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such~~

~~Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.~~

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivable Sale Agreement, the Fee Letters, the Subordinated Notes (as defined in the Receivable Sale Agreement), each Blocked Account Agreement, each LC Application, the Intercreditor Agreement, and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“Unused Fee” means, on each Monthly Payment Date, a fully-earned and non-refundable fee payable by the Seller to the Administrative Agent, for the ratable account of the Purchasers, equal to 0.35% per annum multiplied by the average daily excess, if any, during the Accrual Period then most recently ended of (i) the Aggregate Commitments over (ii) the Aggregate ~~Capital~~Credit Exposure outstanding.  For the avoidance of doubt, in no event may any reduction in the Aggregate Commitment become effective for purposes of computing the Unused Fee if, after giving effect to such reduction, the Aggregate ~~Capital~~Credit Exposure outstanding would exceed the Aggregate Commitments as so reduced.

“Yield” means for each Accrual Period (or portion thereof) relating to a Purchaser Interest, an amount equal to the product of the applicable Discount Rate for such Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such period, annualized on a 360-day basis in the case of Yield computed on the basis of LMIR and on a 365- (or, when appropriate, 366-) day basis in all other cases.

“Yield Reserve”  means, for any Measurement Period, the product (expressed as a percentage) of (1) 1.5 times (2) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (3) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent twelve (12) Measurement Periods and the denominator of which is 360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II-A

[FORM OF] PURCHASE NOTICE

[DATE]~~¶~~

¶

¶

To:                             Wells Fargo Bank, N.A., individually and as Administrative Agent,¶

Fifth Third Bank and¶

PNC Bank, National Association¶

¶

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of January 19, 2012, by and among Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership, as Servicer, the purchasers ~~and agents from time to time party thereto, and Wells Fargo Bank, N.A., as  Administrative Agent (the “Agreement”).  Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.~~ from time to time party thereto, and Wells Fargo Bank, N.A., as  Administrative Agent (the “Agreement”).  Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.~~¶~~

~~You are hereby notified of the following Incremental Purchase:¶~~

~~Please credit the Purchase Price in immediately available funds to our Facility Account and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:¶~~

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller requests that the Administrative Agent (on behalf of the Purchasers) and, if applicable, the LC Issuer, purchase a Purchaser Interest on              , 20  , for a total Purchase Price of $                  , a Cash Purchase Price of $                       , and the issuance of Letters of Credit with an aggregate face amount of $                    .¶

Subsequent to this Purchase, the Aggregate Capital will be $                 , and the Aggregate Credit Exposure will be $                   .¶

In the event that the Administrative Agent elects not to fund such Purchase, each of the Purchasers will wire its Percentage of the Cash Purchase Price (i.e., $                   for Wells, $              for PNC and $       for Fifth Third) to the Administrative Agent’s Account.¶

The Administrative Agent shall credit the aggregate Cash Purchase Price in immediately available funds to the following account:¶

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. no. (    )                 .

In connection with the Incremental Purchase to be made on the above ~~listed “Date of~~-specified Purchase~~” (the “Purchase Date”), the~~ Date, Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed ~~Incremental~~ Purchase):¶

(i)            the representations and warranties ~~of the Seller set forth in Section 5.1 of the Agreement are true and correct in all material respects on and as of the Purchase Date as though made on and as of such date;~~set forth in Section 5.1 of the Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date of such Credit Event as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;¶

(ii)           no Securitization Termination Notice has been delivered pursuant to the Intercreditor Agreement;

(iii)          ~~(ii)~~ no event has occurred and is continuing, or would result from ~~the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;~~such Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Amortization Event;¶

(iv)          no Investment Excess exists or would result from such Credit Event; and

~~(iii)          the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and¶(iv)   the amount of Aggregate Capital is $          after giving effect to the Incremental Purchase to be made on the Purchase Date.~~(iv) the Facility Termination Date has not occurred.¶

Very truly yours,

FERRELLGAS RECEIVABLES, LLC¶

By:
Name:
Title:

EXHIBIT II-B

[FORM OF] REDUCTION NOTICE

[DATE]¶

To:                             Wells Fargo Bank, N.A., individually and as Administrative Agent,¶

Fifth Third Bank and¶

PNC Bank, National Association

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of January 19, 2012, by and among Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership, as Servicer, the ~~purchasers and agents~~Purchasers from time to time party thereto, and Wells Fargo Bank, N.A., as  LC Issuer and Administrative Agent (the “Agreement”).  Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.  ~~Each~~The Administrative Agent and each of the ~~Agents~~Purchasers is hereby notified of the following Aggregate Reduction:~~¶~~

¶

Aggregate Reduction:	$
Amount to be applied to reduce Aggregate Capital:	$

[Wells’ Percentage:	%: $
Fifth Third’s Percentage:	%: $
PNC’s Percentage:	%: $

Amount to Cash Collateralize Total LC Obligations:	$ ](1)
Aggregate Capital after giving effect to the Aggregate Reduction:	$
Aggregate Credit Exposure after giving effect to the Aggregate Reduction:	$

Reduction Date:

(1) Bracketed information not required unless Wells does not have a sufficiently large outstanding Capital to absorb the entire Aggregate Reduction.

Very truly yours,

FERRELLGAS RECEIVABLES, LLC

By:
Name:
Title:

EXHIBIT III

PRINCIPAL PLACES OF BUSINESS AND CHIEF EXECUTIVE OFFICES OF THE
SELLER PARTIES; LOCATIONS OF RECORDS; FEDERAL EMPLOYER
IDENTIFICATION NUMBERS

Places of Business:

Seller:                                                               Principal Place of Business and Chief Executive Office
One Liberty Plaza
Liberty, Missouri, 64068

Servicer:                                                 Principal Place of Business and Chief Executive Office
~~7500 College Blvd., Suite 1000~~
~~Overland Park, Kansas 66210~~One Liberty Plaza
Liberty, Missouri, 64068

Locations of Records:

Seller:                                                               Seller’s and Servicer’s addresses above  and the following:

Blue Rhino Global Sourcing, Inc.
~~470 W. Hanes Mill Road, Suite 200~~
~~Winston-Salem, NC  27105~~10 Hub Drive¶

Melville, NY  11747

Servicer:                                                 Seller’s and Servicer’s addresses above

Federal Employer Identification Numbers:

Seller:                                                               43-1698481

Servicer:                                                 43-1698481

EXHIBIT IV

FORM OF COMPLIANCE CERTIFICATE

To:                             ~~The Agents~~Wells Fargo Bank, N.A., individually and as Administrative Agent

      Fifth Third Bank

      PNC Bank, National Association~~¶~~

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of January 19, 2012, as amended, by and among Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”), Ferrellgas, L.P., a Delaware limited partnership, as Servicer (“Servicer”), the purchasers ~~and agents~~ from time to time party thereto, and Wells Fargo Bank, N.A., as LC Issuer and Administrative Agent (the “Agreement”).  Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                      I am the duly elected                           of [Seller/Servicer].

2.                                      I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Seller/Servicer and its Subsidiaries] during the accounting period covered by the attached financial statements.

3.                                      The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4.                                      Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5.                                      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which [Seller/Servicer] has taken, is taking, or proposes to take with respect to each such condition or event:

THE FOREGOING CERTIFICATIONS, TOGETHER WITH THE COMPUTATIONS SET FORTH IN SCHEDULE I HERETO AND THE FINANCIAL STATEMENTS DELIVERED WITH THIS CERTIFICATE IN SUPPORT HEREOF, ARE MADE AND DELIVERED THIS       DAY OF             ,     .

BY:
NAME:
TITLE:~~¶~~

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.                                    Schedule of Compliance as of [Date] with Sections 9.1[(f) and (k)]~~5~~ (2)/[(m)-(o)]~~6~~(3) of the Agreement.  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:

(2) For Seller

(3) For Servicer

EXHIBIT V¶

FORM OF LC APPLICATION

[~~Intentionally Deleted]~~See attached]

EXHIBIT VI

FORM OF MONTHLY REPORT~~¶~~

¶

[See attached]

EXHIBIT VII

FORM OF INTERIM REPORT

[See attached]

SCHEDULE A

COMMITMENTS
[as of ~~July 26, 2016]~~May 11, 2018]~~¶~~

~~¶~~

¶

	$	$	$	$
FERRELLGAS SEASONAL COMMITMENTS	Total	Wells Fargo	5/3rd	PNC
January	250,000,000	100,000,000	65,000,000	85,000,000
February	250,000,000	100,000,000	65,000,000	85,000,000
March	250,000,000	100,000,000	65,000,000	85,000,000
April	200,000,000	80,000,000	52,000,000	68,000,000
May	200,000,000	80,000,000	52,000,000	68,000,000
June	150,000,000	60,000,000	39,000,000	51,000,000
July	150,000,000	60,000,000	39,000,000	51,000,000
August	150,000,000	60,000,000	39,000,000	51,000,000
September	150,000,000	60,000,000	39,000,000	51,000,000
October	150,000,000	60,000,000	39,000,000	51,000,000
November	200,000,000	80,000,000	52,000,000	68,000,000
December	250,000,000	100,000,000	65,000,000	85,000,000
Percentages:	100%	40%	26%	34%

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT ON OR

PRIOR TO THE INITIAL PURCHASE

1.                                      ~~Payout Agreement among Wells Fargo Bank, N.A., Fifth Third Bank, BNP Paribas, the Seller and the Servicer.~~[Reserved]

2.                                      Executed copies of the Receivable Sale Agreement, duly executed by the parties thereto, and all closing documents and opinions required thereunder.

3.                                      Executed copies of this Agreement, duly executed by the parties thereto.

4.                                      Copy of the Resolutions of the Board of Directors of Seller certified by its Assistant Secretary authorizing Seller’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

5.                                      Copy of the Resolutions of the Board of Directors of the General Partner of the Servicer certified by its Assistant Secretary authorizing the Servicer’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

6.                                      Organization Documents of each of the Seller Parties certified by the Secretary of State of Delaware on or within thirty (30) days prior to the initial Incremental Purchase.

7.                                      Good Standing Certificates issued by the Secretaries of State of:

a.                                      With respect to the Seller, Delaware and Missouri

b.                                      With respect to the Servicer, Delaware and Kansas

8.                                      A certificate of the Assistant Secretary of Seller certifying the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder.

9.                                      A certificate of the Assistant Secretary of the General Partner certifying the names and signatures of the officers authorized on its behalf to execute on behalf of the Servicer this Agreement and any other documents to be delivered by it hereunder.

10.                               Evidence that UCC financing statements, have been or, contemporaneously with closing, will be filed in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

11.                               Opinions of counsel to the Originators and the Seller which addresses such matters as the Administrative Agent may reasonably request.

13.                               The Administrative Agent’s Fee Letter.

14.                               The Purchasers’ Fee Letter.

15.                               An Interim Report for the day/week prior to the date of this Agreement.

16.                                                                               ~~In connection with the Payout Agreement referenced above, UCC-3 terminations and the termination for existing blocked account control agreements for the facility for the Facility Account and the Servicer’s Concentration Account. ¶17.~~ Blocked Account Agreements for the bank accounts listed on Schedule D.

SCHEDULE C

LIST OF ACCOUNTS WITH BALANCES THAT CAN BE CONCENTRATED ON A
WEEKLY BASIS IF DAILY BALANCES ARE UNDER $2,500

Date:  ~~September 23, 2016~~May 14, 2018~~¶~~

~~¶~~

~~¶¶~~

¶

SCHEDULE D

LIST OF ACCOUNTS FOR BLOCKED ACCOUNT AGREEMENTS~~¶~~

~~[as of July 26, 2016]~~[as of May 14, 2018]~~¶~~

¶

Exhibit B

Closing Documents

Each of the following to be in form and substance reasonably satisfactory to the Investor Parties:

DOCUMENT	SIGNATORIES
1. Assignment Agreement by and among SunTrust, as assignor, PNC, as assignee, and the Administrative Agent and Seller.	SunTrust PNC Admin. Agent SPE
2. Funds Flow Statement	Servicer SPE

3.              Redlined Amended and Restated Receivable Sale Agreement, dated as of January 19, 2012 as amended from time to time, the “RSA”) , by and among Ferrellgas and Blue Rhino, as “Originators” and the SPE, as “Buyer”

n/a
4. Amendment No. 1 to RSA (to which will be attached a redlined version of #2 above)	Originators SPE
5. Redline of Receivables Purchase Agreement dated as of January 19, 2012 as amended from time to time, the “RPA”)	n/a
6. Amendment No. 7 to RPA	SPE Servicer Wells Fargo( individually, as LC Issuer and as Administrative Agent) Fifth Third PNC
7. Administrative Agent’s Fee Letter	Administrative Agent SPE
8. Purchasers’ Fee Letter	Purchasers LC Issuer SPE
9. Existing DACAs	Already Executed
10. [Second] Amended and Restated Subordinated Notes	SPE
11. UCC, tax and judgment lien searches against Originators and SPE	n/a
12. UCC1’s filed against each Originator	n/a
13. “All Assets” DE UCC1 filed against the SPE	n/a
14. “Corporate”/Enforceability/UCC Opinion	Bracewell
15. True Sale/Non-Consolidation Opinion	Bracewell

DOCUMENT	SIGNATORIES
16. Secretary’s Certificate for SPE attaching: • Resolutions • Certificate of Formation • LLC Agreement • Good Standing Certificate • Incumbency w/ specimen signatures	SPE
17. Secretary’s Certificate for Ferrellgas attaching: • Resolutions • Certificate of Formation • Partnership Agreement • Good Standing Certificate • Incumbency w/ specimen signatures	Ferrellgas
18. Secretary’s Certificate for Blue Rhino attaching: • Resolutions • Certificate of Incorporation • By-laws • Good Standing Certificate • Incumbency w/ specimen signatures	Blue Rhino
19. Intercreditor Agreement	Wells Fargo TPG Specialty Lending Inc.
20. Post-Closing notices to DACA Banks regarding change in Wells Fargo notice address requesting receipt acknowledgment	Wells Fargo
21. Lien searches reflecting TPG’s filings	n/a

Exhibit C

Funds Flow